UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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R. R. Donnelley & Sons Company

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2019 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS & PROXY STATEMENT

WHEN: Thursday, May 16, 2019 11 a.m. Central time	WHERE Hotel Arista 2139 City Gate Lane Naperville, Illinois 60563	RECORD DATE The close of business March 29, 2019

Dear Stockholders:

We are pleased to invite you to the R. R. Donnelley & Sons Company 2019 Annual Meeting of Stockholders.

Items of Business

Item 1.	To elect the nominees identified in this proxy statement to serve as directors until the 2020 Annual Meeting of Stockholders

Item 2.	To approve, on an advisory basis, the compensation of our named executive officers

Item 3.	To approve the Amended and Restated 2017 Performance Incentive Plan

Item 4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

Item 5.	To transact other business as may properly come before the meeting and any adjournments or postponements of the meeting

Stockholders of record as of the close of business on March 29, 2019 are entitled to vote at the 2019 Annual Meeting of Stockholders and any postponement or adjournment thereof. On the record date, there were 70,828,621 shares of common stock of R. R. Donnelley & Sons Company (“RRD” or the “Company”) issued and outstanding and entitled to vote at the meeting.

Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided. You may also vote by calling the toll-free number or logging on to the Internet — even if you plan to attend the meeting. You may revoke your proxy at any time before it is exercised.

You will find instructions on how to vote on page 52. While most stockholders vote by proxy and do not attend the meeting in person, as long as you were a stockholder at the close of business on March 29, 2019, you are invited to attend the meeting, or to send a representative. Please note that only persons with an admission ticket or evidence of stock ownership, or who are guests of the Company, will be admitted to the meeting.

By Order of the Board of Directors,

Deborah L. Steiner

General Counsel and Corporate Secretary

April 8, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 16, 2019

This proxy statement and our annual report to stockholders are available at
www.rrd.com/proxymaterials. On this site, you will be able to access our 2019 Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and all amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

1. ELECTION OF DIRECTORS

Each director will serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death.

The composition of the board of directors (“Board”) represents a wide range of qualifications, experiences, and skills that bring diversity of thought and perspectives. Described below are certain individual qualifications, experiences and skills of our directors that contribute to the Board’s effectiveness as a whole.

This proxy statement is issued by RRD in connection with the 2019 Annual Meeting of Stockholders scheduled for May 16, 2019. This proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 8, 2019.

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RRD 2019 Notice of Meeting and Proxy Statement

PROPOSALS: 1. Election of Directors

The names of the nominees, along with their present positions, their principal occupations, their current directorships held with other public corporations, as well as such directorships held during the past five years, their ages, the year first elected as a director and the qualifications, experience, skills and attributes that qualify each director to serve on the Board at this time are set forth below.

Daniel L. Knotts	Daniel L. Knotts has served as a member of our Board since 2016.
Current Directorships: None Former Directorships: None Age: 54 Director since: 2016

Since October 2016, Mr. Knotts has been the Chief Executive Officer of R.R. Donnelley. Prior to that, Mr. Knotts was the Company’s Chief Operating Officer since 2013. He served as Group President from 2008 until 2012 and, from 2007 until 2008, he served as Chief Operating Officer of the Global Print Solutions business. From 1986 until 2007, Mr. Knotts held positions of increasing responsibility at R.R. Donnelley within finance, operations, sales management and business unit leadership at various locations in the United States including serving as Senior Vice President of Operations for the Magazine business, President of the Specialized Publishing Services business and President of the Magazine, Catalog and Retail businesses.

Qualifications:

Mr. Knotts brings over 30 years of experience in the printing industry. He has served in various operational and leadership capacities throughout the Company and his deep knowledge of the industry and RRD give him unique strategic insights.

John C. Pope	John C. Pope is the Chair of our Board. Mr. Pope has been a member of our Board since 2004.

Current Directorships:

The Kraft Heinz Company
Talgo SA

Waste Management, Inc.

Former Directorships:

Con-way, Inc.

Dollar Thrifty Automotive
    Group, Inc.

Navistar International
    Corporation MotivePower
Industries

Age: 70

Director since: 2004

Mr. Pope has served as the Chairman of PFI Group, LLC, a private investment company, since 1994. From 1988 until 1994, Mr. Pope served in various capacities at United Airlines and its parent company UAL Corporation, including serving as President, Chief Operating Officer and a director.

Qualifications:

Mr. Pope’s experience as chairman and senior executive of various public companies provides financial, strategic and operational leadership experience. He is an audit committee financial expert based on his experience as chief financial officer of a public company as well as his experience as a member and chairman of other public company audit committees. He has considerable corporate governance experience through years of service on other public company boards in a variety of industries.

Irene M. Esteves	Irene M. Esteves has served as a member of our Board since 2017.
Current Directorships: Aramark KKR Real Estate Finance Trust Inc. Spirit AeroSystems Holdings, Inc. Former Directorships: Level 3 Communications TW Telecom Inc. Age: 60 Director since: 2017

Ms. Esteves serves as a member of our Human Resources Committee and Audit Committee. Ms. Esteves most recently served as Chief Financial Officer of Time Warner Cable Inc. from July 2011 to May 2013. She previously served as Executive Vice President and Chief Financial Officer of XL Group plc and prior to that position, Ms. Esteves was Senior Vice President and Chief Financial Officer of Regions Financial Corporation.

Qualifications:

Ms. Esteves’ experience as chief financial officer of multiple companies brings deep financial expertise to the Board. She is an audit committee financial expert based on her experience as chief financial officer and brings deep knowledge of financial reporting, internal controls and procedures and risk management to our Board. Ms. Esteves also has considerable corporate governance experience gained through her years of experience on other public company boards.

BOARD SKILLS KEY	Financial	Global Business	Governance	Leadership	Sales & Marketing	Strategy

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RRD 2019 Notice of Meeting and Proxy Statement

PROPOSALS: 1. Election of Directors

Susan M. Gianinno	Susan M. Gianinno has served as a member of our Board since 2013. Ms. Gianinno is the Chair of
Current Directorships: None Former Directorships: A.T. Cross, Inc. Age: 70 Director since: 2013 our Corporate Responsibility & Governance Committee.

Ms. Gianinno previously served as the Chairman of Publicis Worldwide, North America, an advertising agency network, and, in 2017, also became the Chairman of Publicis Academy until 2018. She was the Chairman and CEO of Publicis USA from 2003 to 2014. In addition, from 2014 until 2015, Ms. Gianinno was an Advanced Leadership Fellow at Harvard University. Prior to joining Publicis, Ms. Gianinno was a member of the Executive Committee of BCom3 Group, Inc., an advertising agency, until 2002, and Chairman and President of D’Arcy Masius Benton & Bowles, Inc. from 1998 to 2012.

Qualifications:

Ms. Gianinno’s experience as chief executive officer and president of various companies in the advertising industry gives the Board a different perspective regarding the ways in which new media, the internet and e-commerce have affected the advertising industry and the broader strategies of the Company’s clients.

Timothy R. McLevish	Timothy R. McLevish has been a member of our Board since 2016. Mr. McLevish serves as the
Current Directorships: Kennametal, Inc. Former Directorships: ConAgra Foods, Inc. Lamb Weston Holdings, Inc. URS Corporation US Foods, Inc. Age: 64 Director since: 2016

Chair of our Audit Committee.

From 2015 until 2016, Mr. McLevish served as Senior Advisor to the Chief Executive Officer of Walgreens Boots Alliance, Inc., a retail drug store chain. Prior to this, he served as their Executive Vice President and Chief Financial Officer from 2014 until 2015. From 2007 to 2014, Mr. McLevish held various positions with Kraft Foods Group, Inc. and its predecessor company Kraft Foods, Inc., manufacturers and marketers of packaged food products, including serving as Executive Vice President and Chief Financial Officer of Kraft Foods Group from 2012 to 2013, Executive Vice President and advisor to the Chief Executive Officer of Kraft Foods, Inc. from 2011 until 2013 and as Chief Financial Officer of Kraft Foods, Inc. from 2007 to 2011. From 2002 until 2007, Mr. McLevish was the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company Limited, a diversified industrial company. Mr. McLevish was the Vice President and Chief Financial Officer of Mead Corporation, a manufacturer of wood products, from 1999 to 2002.

Qualifications:

Mr. McLevish’s experience as chief financial officer of multiple multinational companies brings deep financial and global business experience to the Board. He is an audit committee financial expert based on his experience as chief financial officer of public companies and brings deep knowledge of financial reporting, internal controls and procedures and risk management to our Board. Mr. McLevish also has considerable corporate governance experience gained through his years of experience on other public company boards, including serving as the Executive Chairman of the Board of Lamb Weston Holdings, Inc.

Jamie Moldafsky	Jamie Moldafsky has been a member of the Board since 2016.
Current Directorships: None Former Directorships: None Age: 57 Director since: 2016

Ms. Moldafsky has served as the Chief Marketing Officer of Wells Fargo & Company, a global banking and financial services company, since 2011 and Executive Vice President, Sales, Marketing, Strategy & Home Equity from 2005 to 2011. Prior to this, she held various marketing, general management and leadership positions at several companies including Whirlpool Corporation, Charles Schwab Corporation, Applause Enterprises, Inc. and American Express Company.

Qualifications:

Ms. Moldafsky’s extensive sales and marketing experience provides the Board with a combination of operational and strategic insights. Her experience in marketing and digital communications provides leadership and innovative thinking which will further the Company’s evolution as a global provider of integrated communications.

BOARD SKILLS KEY	Financial	Global Business	Governance	Leadership	Sales & Marketing	Strategy

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RRD 2019 Notice of Meeting and Proxy Statement

PROPOSALS: 1. Election of Directors

P. Cody Phipps	P. Cody Phipps has been a member of our Board since 2016. Mr. Phipps serves as the Chair of our
Current Directorships: None Former Directorships: Owens & Minor, Inc. Con-Way, Inc. Essendant, Inc. Age: 57 Director since: 2016

Human Resources Committee.

Mr. Phipps previously served as the President, Chief Executive Officer and a member of the board of directors of Owens & Minor, Inc., a medical device and supply company from 2015 to 2018. From 2003 until 2015, Mr. Phipps held various leadership positions at Essendant, Inc. (formerly United Stationers, Inc.), a wholesale distributor of workplace supplies, furniture and equipment, including serving as the President, Chief Executive Officer and member of the board of directors from 2011 to 2015. Previously, he was a Partner at McKinsey & Company, Inc., where he co-founded and led its service strategy and operations initiative, which focused on driving operational improvements in complex service and logistic environments.

Qualifications:

Mr. Phipps’ experience as president and chief executive officer of multiple companies helps the Board further the Company’s role as a global provider of integrated communications and provides experience in strategic planning and leadership of evolving organizations. His extensive experience as a strategic consultant helps the Board supervise the Company’s ongoing drive for operational improvements.

BOARD SKILLS KEY	Financial	Global Business	Governance	Leadership	Sales & Marketing	Strategy

In 2018, the Board met eleven times. Each director of the Company during 2018 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting.

Only directors that receive a majority of the votes cast “FOR” their election will be elected. In the event that an incumbent director is not re-elected, the Company’s Principles of Corporate Governance require that director to promptly tender his or her resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so.

The Board recommends that the stockholders vote FOR each of our nominees for director.

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RRD 2019 Notice of Meeting and Proxy Statement

2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for our named executive officers (our “NEOs”) by voting for or against it (“Say-on-Pay”). At the 2017 Annual Meeting, stockholders were asked to vote on an advisory (non-binding) basis on whether the Say-on-Pay vote should be held annually, every two years or every three years. Our stockholders indicated a preference for holding such a vote on an annual basis. As a result of such vote on the frequency of the Say-on-Pay vote, our Board holds an advisory vote to approve our executive compensation every year.

The Company received a 91.7% vote in support of its executive compensation program in the 2018 Say-on-Pay advisory vote. During the course of 2018, the Company continued its practice of engaging with stockholders about various corporate governance topics including executive compensation. The feedback received from investors and the results of past advisory votes were taken into consideration by the Board’s Human Resources Committee (the “HR Committee”) in the review and administration of our program throughout the year and in the full scale evaluation of executive compensation that was conducted in 2018.

As discussed in the Compensation Discussion and Analysis beginning on page 22, we believe the 2018 compensation decisions and the overall executive compensation program are tailored to our business strategies, align pay with performance and take into account the feedback received from our investors.

In 2018, compensation for the NEOs was comprised of three major components: base salary, annual incentive compensation and long-term incentive compensation. In addition, the NEOs were eligible to participate in benefit programs generally available to other executives within the Company and other benefits provided to certain executives as further described under Benefit Programs beginning on page 28 of this proxy statement.

As in prior years, in addition to the foregoing, RRD’s 2018 compensation philosophy was guided by five principles:

•	to link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” through annual incentive compensation and long-term incentive awards;

•	to align a significant portion of executive pay with stockholder interests through equity awards and stock ownership requirements;

•

to base a substantial portion of each NEO’s long-term incentive award on achieving or exceeding targeted levels of performance while maintaining a meaningful portion that vests over time and is therefore focused on retention of our top talent;

•	to establish target compensation levels that are competitive within the industries and markets in which we compete for executive talent; and

•	to structure compensation so that our executives share in our short- and long-term successes and challenges by varying compensation from target levels based upon business and individual performance.

Consistent with our compensation philosophy, RRD has adopted the following compensation best practices:

Clawback Policy	Awards granted under our cash incentive plans, stock option grants and performance shares or other performance-based awards are subject to forfeiture in the case of fraud or intentional misconduct by any executive officer which results in a material restatement of the Company’s financial statements. Also, commencing in April 2019, the Company’s clawback policy also extends to time-based restricted stock units and applies in cases where fraud has been determined to have occurred, even in the absence of a restatement.
No Tax Gross-Ups	No NEO is entitled to receive gross-ups for excise taxes or gross-ups on any supplemental benefits or perquisites.
No Dividends or Dividend Equivalents	We do not pay or accrue for dividends on performance share units or restricted share units.
Limited Perquisites	We provided limited perquisites to executive officers.
Stock Ownership Guidelines	We have meaningful stock ownership guidelines for the executive officers to further strengthen the alignment of management and stockholder interests.
No Repricing	Our equity plans do not permit option re-pricing or option grants below fair market value.
Risk Management	Employees, directors and certain of their immediate family members are prohibited from pledging, short sales, trading in publicly traded options, puts or calls, hedging or similar transactions with respect to our stock.
Annual Compensation Review	The HR Committee conducts an annual review of the executive compensation program to determine how well actual compensation targets and levels met our overall philosophy and targeted objectives in comparison to both market data and, where available, peer group data.

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RRD 2019 Notice of Meeting and Proxy Statement

PROPOSALS: 2. Advisory Vote to Approve Executive Compensation

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is an advisory vote only and, therefore, it will not bind the Company or our Board. However, the Board and the HR Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2019 Annual Meeting and entitled to vote on the advisory resolution on executive compensation is required to approve the proposal.

For the reasons discussed above, we are asking our stockholders to indicate their support for our NEOs’ compensation by voting FOR the following resolution at the 2019 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the 2018 Summary Compensation Table and the other related tables and disclosures in this Proxy Statement.”

The Board recommends that the stockholders vote FOR approval, on an advisory basis, of the compensation of our NEOs as disclosed in this proxy statement.

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RRD 2019 Notice of Meeting and Proxy Statement

3. APPROVAL OF THE AMENDED AND RESTATED 2017 PERFORMANCE INCENTIVE PLAN

The Board of Directors is requesting that stockholders vote in favor of amending and restating the R.R. Donnelley & Sons Company 2017 Performance Incentive Plan (the “2017 PIP”). On April 6, 2017, the Board approved the 2017 PIP, which was approved by stockholders at our 2017 Annual Meeting.

On April 4, 2019, our Board approved, subject to stockholder approval at our 2019 Annual Meeting, an amendment and restatement of the 2017 PIP that reflects the following substantive changes:

•	Increases the authorized number of shares of common stock that may be issued with respect to awards under the 2017 PIP by four million seventy-five thousand (4,075,000) shares.

•	Eliminates certain obsolete provisions that under prior tax law allowed for certain performance-based awards granted to our senior management to be fully deductible by the Company.

•	Simplified minimum vesting language to provide for a minimum 1-year of vesting.

In other regards, the 2017 PIP, as proposed to be amended and restated, restates the terms and conditions of the current 2017 PIP. If the stockholders do not approve the amendment and restatement of the 2017 PIP, the 2017 PIP will continue in accordance with its current terms.

The 2017 PIP provides incentives to:

(i)

officers, other employees and other persons who provide services to the Company through rewards based upon the ownership or performance of Company common stock as well as other performance based compensation; and

(ii)	non-employee directors of the Company through the grant of equity-based awards.

Purposes of the Amended and Restated 2017 PIP

The Board believes that an increase in the number of shares of our common stock authorized under the amended and restated 2017 PIP is advisable to enable the Company to continue to grant equity-based awards. The Board further believes that the provisions of the 2017 PIP are consistent with market practices and will allow us to attract, motivate, reward and retain the broad-based talent critical to achieving our business goals. Stock ownership by employees and directors provides performance incentives and fosters a long-term commitment to our benefit and to the benefit of our stockholders, offers additional incentives to put forth maximum effort for the success of our business and affords our employees and directors an opportunity to acquire a proprietary interest in the Company. If our stockholders do not approve the amended and restated 2017 PIP, then the terms, conditions and current share reserve of the current 2017 PIP will continue in effect, but we will not have a sufficient number of shares available for future grants.

Dilution, Historical Share Usage and Overhang

Dilution. Subject to stockholder approval of the amended and restated 2017 PIP, an estimated 7,300,000 shares of Company common stock will be reserved for issuance under the amended and restated 2017 PIP comprised of 4,075,000 new shares available for awards under the amended and restated 2017 PIP, which, in the aggregate, represents approximately 10.3% of our issued and outstanding shares. The HR Committee and Board of Directors have determined that the dilution and increase in authorized shares falls within competitive market norms and, consistent with the Company’s compensation philosophy, will enable future grants that are competitive with the Company’s peer group and designed to reward performance and attract and retain talent. The closing trading price of each share of Company stock as of March 8, 2019 was $4.94.

Except as set forth below, as of March 8, 2019, the Company had:

•	No shares remain available for future awards under the current 2017 PIP (no shares remain available for future awards under any other plan).

•	4,083,317 shares of Company common stock subject to outstanding awards, comprised of:

•	422,074 shares subject to outstanding stock options (vested and unvested), with a weighted average exercise price of $26.36 and a weighted average remaining contractual term of 2.2 years.

•	3,661,243 shares subject to outstanding full value awards (including any such awards subject to performance-based vesting requirements).

•	70,828,621 shares of Company common stock outstanding as of the Record Date.

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RRD 2019 Notice of Meeting and Proxy Statement

PROPOSALS: 3. Approval of the Amended and Restated 2017 Performance Incentive Plan

•

The new shares available under the amended and restated 2017 PIP would represent an additional potential equity dilution of approximately 5.8%. Including the shares under the amended and restated 2017 PIP, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of our equity plans would result in a maximum potential equity dilution of approximately 11.5%. The following summarizes current and proposed share reserves and resulting dilution levels as of March 8, 2019:

Variable	Description	# of Shares	Dilution
A.	Shares Available for Grant Under the 2017 PIP	0	0.0%
B.	New Shares Available for Grant Under the Amended and Restated 2017 PIP	4,075,000	5.8%
C.	Total Shares Available for Grant Under the Amended and Restated 2017 PIP (A+B)	4,075,000	5.8%
D.	Current Shares Outstanding	4,083,317	5.8%
E.	Total Shares Authorized Under the Amended and Restated 2017 PIP (C+D)	8,158,317	11.5%

•

Share Usage. In determining the number of shares to reserve under the amended and restated 2017 PIP, we evaluated the dilution and historic share usage (as described above), run rate and the existing terms of outstanding awards under our equity plans. The annual share usage under our equity plans for the last three fiscal years was as follows:

Variable	Description	2018 Fiscal Year	2017 Fiscal Year	2016 Fiscal Year	Average
A.	Total Shares Granted During Fiscal Year(1)	1,503,980	1,024,000	804,962	1,110,981
B.	Basic Weighted Average Common stock Outstanding	70,563,399	70,200,000	70,021,281	70,261,560
C.	Run Rate (A/B)	2.1%	1.5%	1.1%	1.6%

(1)

Includes the number of full value awards (restricted stock and stock units) granted for such year. Performance share units granted are also included as full value awards. No stock options were granted in the last 3 years. All values in the table above reflect numbers following the Reverse Spit (defined below), as applicable. Phantom stock units granted in 2018 are settled in cash, do not provide dividend equivalents and are not included in this table.

New Plan Benefits

The benefits that will be awarded or paid under the Amended and Restated 2017 PIP cannot currently be determined. Awards granted under the Amended and Restated 2017 PIP are within the discretion of the Committee, as applicable, and the Committee has not determined future awards or who might receive them. The plan being acted upon does not have set benefits or amounts, and no grants or awards have been made by the Board or the Committee to date subject to security holder approval.

Description of Material Features of the Amended and Restated 2017 PIP

Under the 2017 PIP, the Company may grant stock options, including incentive stock options, stock appreciation rights (“SARs”), restricted stock, stock units and cash awards, as discussed in greater detail below. The following description of the 2017 PIP is a summary and is qualified in its entirety by reference to the complete text of the 2017 PIP, as amended and restated, which is attached as Appendix B to this proxy statement.

Participants. Non-employee directors (of which there will be six following the Annual Meeting), employees (approximately 39,500 as of December 31, 2018) and other individuals who provide services to the Company, are eligible to participate in the 2017 PIP. Although individuals other than non-employee directors and employees are eligible to receive awards under the 2017 PIP, there weren’t outstanding awards held by any such individuals as of March 8, 2019.

Administration. The 2017 PIP is generally administered by a committee designated by the Board (the “Plan Committee”), but the Board may, in its discretion, administer the 2017 PIP or grant awards. Each member of the Plan Committee is a director that the Board has determined to be an “outside director” under Section 162(m) of the Code, a “non-employee director” under Section 16 of the Exchange Act and “independent” for purposes of the New York Stock Exchange (the “NYSE”) listing rules.

The Plan Committee may select eligible participants and determine the terms and conditions of each grant and award. All awards shall have a minimum vesting period of at least one year from the date of grant, except that up to 5% of the shares available for grant may be granted with a vesting period of less than one year, and the Plan Committee may provide for early vesting upon the death, permanent or total disability, retirement or termination of service of the award recipient. Awards become vested on a “double trigger” basis if the grantee’s employment is terminated by the Company without Cause or by the grantee for Good Reason (each as defined in the applicable award agreement) within two years after a Change in Control (as defined in the 2017 PIP).

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RRD 2019 Notice of Meeting and Proxy Statement

PROPOSALS: 3. Approval of the Amended and Restated 2017 Performance Incentive Plan

Each grant and award will be evidenced by an award agreement approved by the Plan Committee. The Plan Committee generally cannot reprice any stock option or other award granted under the 2017 PIP. Except with respect to grants to (i) officers of the Company who are subject to Section 16 of the Exchange Act, or (ii) persons who are not employees of the Company, the Plan Committee may delegate some or all of its power and authority to administer the 2017 PIP to the chief executive officer or other executive officer of the Company.

Available Shares. 7,300,000 shares of Company common stock will be available under the amended and restated 2017 PIP for grants and awards to eligible participants, subject to adjustment in the event of certain corporate transactions that affect the capitalization of the Company. In general, shares subject to a grant or award under the 2017 PIP which are not issued or delivered would again be available for grant. However, shares tendered or withheld upon exercise, vesting, settlement of an award or upon any other event to pay the exercise price or tax withholding and shares purchased by the Company using the proceeds from the exercise of a stock option will not be available for future issuance. Upon exercise of a SAR, the total number of shares remaining available for issuance under the 2017 PIP will be reduced by the gross number of shares for which the SAR is exercised.

Award Limits. With respect to performance awards granted on or before November 2, 2017 which the Plan Committee intends to be fully deductible under Section 162(m) of the Code, as described below, the maximum compensation payable pursuant to such awards granted during any calendar year cannot exceed (i) 900,000 shares of common stock or (ii) $9,000,000. In addition, no non-employee director may be granted (in any calendar year) compensation with a value in excess of $1,000,000, with the value of any equity-based awards based on such award’s accounting grant date value.

Termination and Amendment. Unless previously terminated by the Board, the 2017 PIP will terminate on the date on which no shares remain available for grants or awards. Termination will not affect the rights of any participant under grants or awards made prior to termination. The Board may amend the 2017 PIP at any time, but no amendment may be made without stockholder approval if required by any applicable law, rule or regulation if it would increase the number of shares of Company common stock available under the 2017 PIP or permit repricing of awards.

Stock Options and Stock Appreciation Rights. The period for the exercise of a non-qualified stock option (other than options granted to non-employee directors) or a SAR, and the option exercise price and base price of an SAR, will be determined by the Plan Committee. The option exercise price and the base price of a SAR will not be less than the fair market value of a share of Company common stock on the date of grant. The exercise of an SAR entitles the holder to receive (subject to withholding taxes) shares of Company common stock, cash or both with a value equal to the excess of the fair market value of a stated number of shares of Company common stock over the SAR base price.

Stock options and SARs must be exercised within ten years of the date of grant, or five years after the date of grant for incentive stock options granted to 10% stockholders. If the recipient of an incentive stock option is a 10% stockholder, the option exercise price will be not less than the price required by the Internal Revenue Code of 1986, as amended (the “Code”), currently 110% of fair market value on the date of grant.

Performance Awards and Fixed Awards. Under the 2017 PIP, bonus awards, whether performance awards or fixed awards, can be made in (i) cash, (ii) stock units, (iii) restricted shares of Company common stock that are forfeitable and have restrictions on transfer or (iv) any combination of the foregoing.

The performance goals of performance awards must be tied to one or more of the following: net sales; cost of sales; gross profit; earnings from operations; earnings before interest, taxes, depreciation and amortization; earnings before income taxes; earnings before interest and taxes; cash flow measures; return on equity; return on assets; return on net assets employed; return on capital; working capital; leverage ratio; stock price measures; enterprise value; safety measures; net income per common share (basic or diluted); EVA (economic value added); cost reduction goals or, in the case of awards not intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, any other similar criteria established by the Plan Committee. The Plan Committee may amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual, nonrecurring or infrequently occurring events and (ii) has the right to reduce or, in the case of awards that are not intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, described below, increase the amount payable pursuant to any performance award.

Restricted stock recipients will have the rights of a stockholder, including voting and dividend rights, subject to any restrictions and conditions specified in the award agreement. No dividends, however, will be paid unless and until the underlying shares of restricted stock become vested. Upon termination of any applicable restriction period, including the satisfaction or achievement of required performance goals, shares of common stock will be issued or delivered to the grantee, subject to the Company’s right to require payment of any taxes.

Unless otherwise provided by the Plan Committee, recipients of stock units will be credited dividends and other distributions otherwise payable and held until the related stock units become vested and are paid out. Interest may be credited. The grantee will have only the rights of a general unsecured creditor and no rights as a stockholder of the Company until delivery of the shares, cash or other property underlying the award.

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PROPOSALS: 3. Approval of the Amended and Restated 2017 Performance Incentive Plan

At the time of vesting of a bonus award: (i) the award, if in units, will be paid to the participant in shares of Company common stock, in cash or in a combination thereof, (ii) the award, if a cash bonus award, will be paid to the participant in cash, in shares of Company common stock or in a combination thereof and (iii) shares of restricted common stock issued pursuant to an award will be released from the restrictions.

Awards to Non-Employee Directors. On the date of each Annual Meeting, the Company will make an award under the 2017 PIP to each individual who is, immediately following such annual meeting, a non-employee director. Any such awards will be in the form of stock options, restricted stock, stock units or SARs with a minimum vesting period of one year from the date of grant.

Transferability. Awards granted under the 2017 PIP may be assigned or transferred in the event of death, subject to certain conditions.

Pursuant to SEC rules, the following table sets forth the number of shares subject to equity awards granted under the 2017 PIP from the date the 2017 PIP was initially approved by stockholders through March 8, 2019, exclusive of any awards that were granted but subsequently canceled, forfeited or expired.

Name and Position	Number of Shares Underlying Stock Options	Number of Shares Subject to RSU Awards
Daniel L. Knotts, President and Chief Executive Officer	0	1,739,682
Terry D. Peterson, Executive Vice President and Chief Financial Officer	0	415,125
Kenneth O’Brien, Executive Vice President and Chief Information Officer	0	86,468
John P. Pecaric, President – RRD Business Services	0	244,974
Douglas Ryan, President – RRD Marketing Solutions	0	133,963
All current executive officers as a group (8 persons)	0	3,002,279
All current non-employee directors as a group (6 persons)	0	222,721
All employees as a group (excluding current executive officers) (approximately 39,635 persons)	0	0

Restricted stock units granted include performance-based restricted stock units, determined at maximum performance. The closing price of our Common Stock on March 8, 2019 was $4.94.

Registration with the SEC

The Company intends to file with the SEC a registration statement on Form S-8 covering the Company’s common stock reserved for issuance under the Amended and Restated 2017 PIP.

Equity Compensation Plan Information

The number of shares remaining available for grant under the 2017 PIP, as described above, differs from the numbers reported in the Equity Compensation Plan Information table included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Pursuant to SEC disclosure rules, the table in our Annual Report on Form 10-K is dated as of December 31, 2018 and therefore does not take into account our 2019 year-to-date grants. Additional information as of the record date of March 8, 2019 includes:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (2)(a)	Weighted- Average Remaining Term of Outstanding Options, Warrants and Rights (3)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (1)) (4)(b)
Equity compensation plans approved by security holders(c)	4,083,317	$26.36	2.2	0

(a)	Restricted share units and performance share units were excluded when determining the weighted-average exercise price of outstanding options, warrants and rights.

(b)	Following our March 2019 grants, zero shares remain available for issuance under the 2017 PIP.

(c)	Includes 1,640,902 shares issuable upon the vesting of RSUs, 2,020,341 shares issuable upon the vesting of PSUs and 422,074 shares issuable upon the exercise of options.

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PROPOSALS: 3. Approval of the Amended and Restated 2017 Performance Incentive Plan

U.S. Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences generally arising with respect to grants and awards under the 2017 PIP. This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. This section is based on the Code, its legislative history, existing and proposed regulations under the Code and published rulings and court decisions, all as in effect as of the date of this document. These laws are subject to change, possibly on a retroactive basis.

Stock Options. A participant will not recognize any income upon the grant of a non-qualified or incentive stock option. A participant will recognize compensation taxable as ordinary income upon exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares purchased on the date of exercise over their exercise price, and the Company (or one of its subsidiaries) generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m) of the Code. A participant will not recognize any income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be treated as long-term capital gain or loss, and neither the Company nor its subsidiaries will be entitled to any deduction. If, however, such shares are disposed of within such one- or two-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (A) the lesser of either (i) the amount realized upon such disposition or (ii) the fair market value of such shares on the date of exercise, over (B) the exercise price, and the Company or one of its subsidiaries will be entitled to a corresponding deduction, except to the extent limited by Section 162(m). The participant will also be subject to capital gain tax on the excess, if any, of the amount realized on such disposition over the fair market value of the shares on the date of exercise.

SARs. A participant will not recognize any income upon the grant of SARs. A participant will recognize compensation taxable as ordinary income upon exercise of a SAR in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m).

Restricted Stock. A participant will not recognize any income at the time of the grant of shares of restricted stock (unless the participant makes an election to be taxed at the time of grant), and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. If the participant elects to be taxed at the time the restricted stock is granted, the participant will recognize compensation taxable as ordinary income at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, a participant will recognize compensation taxable as ordinary income at the time the forfeiture conditions on the restricted stock lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent limited by Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the forfeiture conditions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m).

Stock Units. A participant will not recognize any income at the time of the grant of stock units, and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income at the time the Company common stock is delivered under the stock units in an amount equal to the fair market value of such shares. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction at the time the ordinary income is recognized by a participant, except to the extent the limit of Section 162(m) of the Code applies. A participant will recognize compensation taxable as ordinary income when amounts equal to dividend equivalents and any other distributions attributable to stock units are paid, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m).

Cash Bonus Awards. A participant will not recognize any income upon the grant of a bonus award payable in cash, and neither the Company nor its subsidiaries will be entitled to a tax deduction at such time. At the time such award is paid, the participant will recognize compensation taxable as ordinary income in an amount equal to any cash paid by the Company, and the Company or one of its subsidiaries generally will be entitled to a corresponding deduction, except to the extent limited by Section 162(m).

Section 162(m) of the Internal Revenue Code. In general, Section 162(m) of the Code denies the Company a federal income tax deduction for compensation in excess of $1 million per year paid to any person who is or at any time on or after January 1, 2017 was, the Company’s chief executive officer, chief financial officer or one of the three other most highly compensated executive officers of the Company. “Performance-based” compensation granted on or before November 2, 2017, and not materially modified after that date, is not subject to the $1 million deduction limit. To qualify as performance-based compensation: (i) the compensation must be subject to achievement of performance goals established by a committee consisting solely of two or more outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, must be approved by a majority of the corporation’s stockholders and (iii) the Plan Committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation is made. Certain awards granted by the Company on or before November 2, 2017 are eligible for this exemption, but all

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PROPOSALS: 3. Approval of the Amended and Restated 2017 Performance Incentive Plan

awards granted after this date are subject to the deduction limit under Section 162(m). The Company reserves the right to pay compensation that is not deductible.

Section 409A. Awards made under the 2017 PIP that are considered to include deferred compensation for purposes of Section 409A of the Code will be interpreted, administered and construed to comply with the requirements of Section 409A to avoid adverse tax consequences to recipients. The Company intends to structure any awards under the 2017 PIP so that the requirements under Section 409A are either satisfied or are not applicable.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2017 Annual Meeting and entitled to vote on the proposal is required to approve the amendment and restatement of the 2017 PIP.

The Board of Directors recommends that the stockholders vote FOR the approval of the amendment and restatement of the 2017 Performance Incentive Plan.

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RRD 2019 Notice of Meeting and Proxy Statement

4. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 4 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2019. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Representatives of Deloitte & Touche LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2019 Annual Meeting and entitled to vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019 is required to approve the proposal.

The Board and the Audit Committee recommend that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

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RRD 2019 Notice of Meeting and Proxy Statement

THE BOARD’S COMMITTEES AND THEIR FUNCTIONS

The Board has three standing committees. The members of those committees and the committees’ responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Company’s website at the following address: www.rrd.com. A print copy of each charter is available upon request.

The table below reflects the membership of the committees and their primary responsibilities.

Timothy R. McLevish (Chair) Irene M. Esteves John C. Pope

• Assists the Board in its oversight of:

(1) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes, internal controls and financial statement audits,

(2) the Company’s compliance with legal and regulatory requirements,

(3) the qualifications and independence of the Company’s independent registered public accounting firm, and

(4) the performance of the Company’s internal audit department and the independent registered public accounting firm.

• The committee selects, determines fees for, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm. Pursuant to its charter, the Audit Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party consultants, and has the authority to engage independent auditors for special audits, reviews and other procedures.

As required by its charter, each member of the Audit Committee is independent of the Company, as such term is defined for purposes of the NYSE listing rules and the federal securities laws. The Board has determined that each of Ms. Esteves and Messrs. McLevish and Pope is an “audit committee financial expert” as such term is defined under the federal securities laws and the NYSE listing rules.

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COMPANY INFORMATION

Susan M. Gianinno (Chair) Jamie Moldafsky Jack C. Pope

• Makes recommendations to the Board regarding nominees for election to the Board and recommends policies governing matters affecting the Board and its committees

• Develops and implements governance principles for the Company, the Board and its committees

• Conducts the regular review of the performance of the Board, its committees and its members

• Oversees the Company’s responsibilities to its employees

• Oversees the Company’s responsibilities to the environment

• Reviews and recommends to the Board the compensation of outside directors

As required by its charter, each member of the Corporate Responsibility & Governance Committee is independent of the Company, as such term is defined for purposes of the NYSE listing rules and the federal securities laws.

Pursuant to its charter, the Corporate Responsibility & Governance Committee is authorized to obtain advice and assistance from outside advisors and to retain third-party consultants. In addition, it has the sole authority to approve the terms and conditions under which it engages director search firms.

P. Cody Phipps (Chair) Irene M. Esteves Susan M. Gianinno Timothy R. McLevish

• Establishes the Company’s overall compensation strategy

• Establishes the compensation of the Company’s chief executive officer, other senior officers and key management employees

• Adopts amendments to, and approves terminations of, the Company’s employee benefit plans

As required by its charter, each member of the HR Committee is independent of the Company, as such term is defined for purposes of the NYSE listing rules and the federal securities laws.

In addition, in accordance with NYSE listing rules, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a HR Committee member to affirmatively determine each member of the HR Committee is independent.

Pursuant to its charter, the HR Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and has the sole authority to engage counsel, experts or consultants in matters related to the compensation of the chief executive officer and other executive officers of the Company (with sole authority to approve any such firm’s fees and other retention terms).

Prior to selecting or receiving any advice from any committee advisor (other than in-house legal counsel) and on an annual basis thereafter, the HR Committee must assess the independence of such committee advisors in compliance with any applicable NYSE listing rules and the federal securities laws. The HR Committee must also review and approve, in advance, any engagement of any compensation consultant by the Company for any services other than providing advice to the Committee regarding executive officer compensation. The HR Committee engaged Willis Towers Watson in 2018 as its executive compensation consultant to provide objective analysis, advice and recommendations on executive pay in connection with the HR Committee’s decision-making process.

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RRD 2019 Notice of Meeting and Proxy Statement

COMPANY INFORMATION

In 2018, in addition to executive compensation consulting services, Willis Towers Watson provided health and welfare consulting, international pension consulting and compensation survey services.

While Willis Towers Watson provides additional services to the Company (not under the direction of the HR Committee), these services have all been approved by the HR Committee. The HR Committee reviewed the work and services provided by Willis Towers Watson and it has determined that (1) these services were provided on an independent basis and (2) no conflicts of interest exist. Factors considered by the HR Committee in its assessment include:

•	other services provided to the Company by Willis Towers Watson, of which there were none in 2018;

•	fees paid by the Company as a percentage of Willis Towers Watson’s total revenue;

•

Willis Towers Watson’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR services and those who provide other services;

•	any business or personal relationships between individual consultants involved in the engagement and HR Committee members;

•	whether any Company stock is owned by individual consultants involved in the engagement; and

•	any business or personal relationships between our executive officers and Willis Towers Watson or the individual consultants involved in the engagement.

Willis Towers Watson reported directly to the HR Committee and not to management on executive officer and director compensation matters. The Willis Towers Watson teams that provide health and welfare and international pension consulting services to us are separate from the Willis Towers Watson team that provides executive and director compensation consulting services. Management, including the Company’s executive officers, develops preliminary recommendations regarding compensation matters with respect to the executive officers, other than the chief executive officer, for HR Committee review. The HR Committee then reviews management’s preliminary recommendations and makes final compensation decisions. Willis Towers Watson advised the HR Committee on the compensation levels of the Company’s executive officers and provided advice related to proposed compensation.

For 2019, the Chair of the HR Committee, along with the Board, worked with Willis Tower Watson to develop preliminary recommendations regarding compensation with respect to our chief executive officer. The HR Committee then reviewed these recommendations and made the final compensation decisions with respect to the CEO. All compensation decisions approved by the HR Committee are shared with the Board.

The HR Committee, with the assistance of its consultants, has reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long-term incentives, the type of performance metrics used, incentive plan payout leverage, avoidance of uncapped rewards, multi-year vesting for equity awards, use of stock ownership requirements for senior management and the HR Committee’s oversight of all executive compensation programs. See Compensation Discussion and Analysis beginning on page  22 of this proxy statement for further information regarding executive compensation decisions.

POLICY ON ATTENDANCE AT STOCKHOLDER MEETINGS

Directors are expected to attend in person regularly scheduled meetings of stockholders, except when circumstances prevent such attendance. All of the members of the Board attended the Company’s 2018 Annual Meeting in person.

CORPORATE GOVERNANCE

Governance Highlights

The Company has a practice of engaging in dialogue with our stockholders about various corporate governance topics. Insights we have gained from these discussions over the years have been helpful to the Board and its committees as they consider and adopt policies and other governance initiatives. In recent years the Company has undertaken a number of governance initiatives including:

•	Expiration of the stockholders rights plan (poison pill)

•	Elimination of a classified board

•	Adoption of majority voting

•	Elimination of super majority voting

•	Amendment of bylaws to allow 10% or greater stockholders to call a special meeting

•	Adoption of a policy regarding the independence of compensation consultants (which is now a part of the HR Committee charter)

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COMPANY INFORMATION

•	Adoption of a clawback policy

•	Term limits for Board and Committee Chairs (further description on page 18 of this proxy statement)

•	Adoption of Political Activities Disclosure Policy

•	Split leadership — Non-executive Chairman and Chief Executive Officer

•	All independent directors except for the CEO

•	Board compensation heavily weighted toward equity

•	Stock ownership guidelines for senior officers and directors

As described in Compensation Discussion and Analysis beginning on page 22 of this proxy statement, during 2018 the Company continued its practice of engaging with stockholders about various corporate governance topics, including executive compensation. The Company takes into account such feedback when reviewing and revising aspects of its governance structure and the executive compensation program.

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, director retirement age, succession planning and the annual evaluations of the Board and its committees.

The Corporate Responsibility & Governance Committee is responsible for overseeing and reviewing the Principles of Corporate Governance and recommending to the Board any changes to those principles. The full text of the Principles of Corporate Governance is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: www.rrd.com and a print copy is available upon request.

Code of Ethics

The Company maintains its Principles of Ethical Business Conduct and the policies referred to therein which are applicable to all directors and employees of the Company. In addition, the Company has adopted a Code of Ethics that applies to the chief executive officer and senior financial officers. The Principles of Ethical Business Conduct and the Code of Ethics cover all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company strongly encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies. In the event that an amendment to, or a waiver from, a provision of the Code of Ethics is necessary, the Company intends to post such information on its website. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: www.rrd.com and a print copy is available upon request.

Independence of Directors

The Company’s Principles of Corporate Governance provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. McLevish, Phipps and Pope and Mses. Esteves, Gianinno and Moldafsky are independent in accordance with NYSE requirements and SEC standards. The Board took into account all relevant facts and circumstances in making this determination.

Executive Sessions

The Company’s non-management directors meet regularly in executive sessions without management. Executive sessions are led by the chair of the Board. An executive session is held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also meets in executive session without management in conjunction with each regularly scheduled committee meeting and such sessions are led by the committee chair.

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COMPANY INFORMATION

Board Leadership

The Board has determined that having an independent director serve as chair of the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. Based on these factors, the Board believes this is the right model for the Company at this time. The Board periodically reviews its leadership structure. The Board’s Principles of Corporate Governance provide that, generally, no director may serve as chair of the Board or any committee for more than three years, provided that the Corporate Responsibility & Governance Committee may recommend to the Board, and the Board may approve, a single extension of the term of a chair of the Board or any committee for an additional three years once the chair’s initial three-year term has ended and the Corporate Responsibility & Governance Committee may recommend to the Board, and the Board may approve, extending the term of the chair of the Board or any committee beyond six years if it deems such an extension to be in the best interest of the stockholders and the Company. In addition, service as a chair of the Board or any committee prior to the 2014 Annual Meeting shall not be considered for purposes of this limitation.

Board and Committee Evaluations

The Board undertakes a three part annual evaluation process that is coordinated by the chair of the Corporate Responsibility & Governance Committee which includes: (1) Board and committee self-evaluations; (2) evaluations completed by applicable members of management of the Board and its committees; and (3) interviews of each director conducted by a third-party governance expert. Results of the individual written evaluations are shared with the chair of the Corporate Responsibility & Governance Committee, the chair of the Board and the Chief Executive Officer, after which it is determined whether discussions with any individual director concerning performance are necessary. Results are then shared with the chairs of the applicable committees before being sent to the Board and each committee for their review. The Board has used information provided through the evaluation process to continuously improve its functioning.

Board’s Role in Risk Oversight

The Board is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board addresses the primary risks associated with those units and functions, including IT and cybersecurity risks. In addition, the Board reviews the key risks associated with the Company’s strategic plan annually and regularly throughout the year as part of its consideration of the strategic direction of the Company as well as reviewing the output of the Company’s risk management process each year.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. Among its duties, the Audit Committee reviews with management (a) Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company’s system of disclosure controls and system of internal controls over financial reporting, and (c) the Company’s compliance with legal and regulatory requirements, provided that starting in 2018, the Board overseas IT and cyber security risks.

Each of the other Board committees also oversees the management of Company risks that fall within such committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors, and each committee reports back to the full Board. The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues and accounting and legal matters. The Audit Committee, along with the Corporate Responsibility & Governance Committee, is also responsible for reviewing certain major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks. The Corporate Responsibility & Governance Committee also oversees risks related to the Company’s governance structure and processes, related person transactions, certain compliance issues and Board and committee structure to ensure appropriate oversight of risk. The HR Committee considers risks related to the attraction and retention of key management and employees and risks relating to the design of compensation programs and arrangements, as well as developmental and succession planning for possible successors to the position of chief executive officer and planning for other key senior management positions.

Nomination of Directors

It is the policy of the Corporate Responsibility & Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the committee (in care of the Secretary at the Company’s principal executive offices at 35 West Wacker Drive, 36th Floor, Chicago, Illinois 60601) and otherwise in accordance with the procedures outlined under Submitting Stockholder Proposals and Nominations for 2020 Annual Meeting on page 54 of this proxy statement. The committee evaluates candidates recommended for director by stockholders in the same

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COMPANY INFORMATION

way that it evaluates any other candidate. The committee also considers candidates recommended by management and members of the Board as well as nominees recommended by stockholders.

In identifying and evaluating nominees for director, the committee takes into account the applicable requirements for directors under the listing rules of the NYSE. In addition, the committee considers other criteria as it deems appropriate and which may vary over time depending on the Board’s needs, including certain core competencies and other criteria such as the personal and professional qualities, experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees. Although not part of any formal policy, the goal of the committee is a balanced and diverse Board, with members whose skills, viewpoint, background and experience complement each other and, together, contribute to the Board’s effectiveness as a whole.

The Corporate Responsibility & Governance Committee from time to time has engaged third-party search firms to identify candidates for director, and has used search firms to do preliminary interviews and background and reference reviews of prospective candidates.

Communications with the Board of Directors

The Board has established procedures for stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the chair of the Corporate Responsibility & Governance Committee or the other non-management members of the Board to their attention at the Company’s principal executive offices at 35 West Wacker Drive, 36th Floor, Chicago, Illinois 60601. Any stockholder must include the number of shares of the Company’s common stock he or she holds and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing are distributed to the chair of the Corporate Responsibility & Governance Committee or non-management directors of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

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RRD 2019 Notice of Meeting and Proxy Statement

Except as noted below, the table below lists the beneficial ownership of common stock as of March 29, 2019 by all directors and nominees, each of the persons named in the tables in the Executive Compensation section of this proxy statement, and the directors and executive officers as a group. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which information has been obtained from filings pursuant to Sections 13(d) and (g) of the Exchange Act. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name. Unless otherwise indicated, the percentages shown are based on outstanding shares of common stock as of March 29, 2019. Unless otherwise indicated, the business address of each stockholder listed below is RRD, 35 West Wacker Drive, 36th Floor, Chicago, Illinois 60601.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVES AND LARGE STOCKHOLDERS

Name	Shares	Restricted Share Units(1)	Stock Options Exercisable on or Prior to 5/31/19	Total Shares (including Director Restricted Share Units)	Total Shares(2)	% of Total Outstanding
Irene M. Esteves	—	30,086	—	30,086	—	*
Susan M. Gianinno	22,789	35,757	—	58,546	22,789	*
Timothy R. McLevish	20,016	34,566	—	54,582	20,016	*
Jamie Moldafsky	—	34,566	—	34,566	—	*
P. Cody Phipps	—	34,566	—	34,566	—	*
John C. Pope(3)	48,196	108,646	—	156,662	48,196	*
Daniel L. Knotts	383,249	—	51,166	383,249	434,413	*
Ken O’Brien	91,530	—	—	91,530	91,530	*
John P. Pecaric	54,919	—	—	54,919	54,919	*
Terry D. Peterson	66,873	—	—	66,873	66,873	*
Douglas Ryan	17,412	—	—	17,412	17,412	*
All directors and executive officers as a group	793,312	278,187	51,166	982,991	756,150	*
BlackRock Inc.(4)	11,582,063	—	—	11,582,063	11,582,063	16.3%
Capital World Investors(5)	5,631,489	—	—	5,631,489	5,631,489	7.9%
The Vanguard Group(6)	5,487,924	—	—	5,487,924	5,487,924	7.7%

*	Less than one percent.

(1)	Includes all outside director restricted share units as such restricted share units are payable in shares of common stock or cash, as determined by the Company, upon termination from the Board of Directors. Includes only those executive officer restricted share units that will vest prior to May 31, 2019.

(2)	Does not include outside director restricted share units because ownership of the units does not confer any right to ownership of the underlying shares.

(3)	Includes 121,196 shares held in trust for Mr. Pope pursuant to a deferred compensation plan.

(4)	Represents shares of RRD’s common stock beneficially owned as of December 31, 2018 based on the Schedule 13G/A filed on January 31 2019 by BlackRock Inc. (“BlackRock”). In such filing, BlackRock lists its principal business address at 55 East 52nd Street, New York, New York 10055 and indicates that it has sole investment authority over all shares and sole voting authority over 11,364,772 shares.

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STOCK OWNERSHIP

(5)	Represents shares of RRD’s common stock beneficially owned as of December 31, 2018 based on the Schedule 13G filed on February 14, 2019 by Capital World Investors (“Capital World”). In such filing, Capital World lists its principal business address as 333 South Hope Street, Los Angeles, California 90071 and indicates that it has sole investment authority and sole voting authority over all shares. Capital World is a division of Capital Research and Management Company.

(6)	Represents shares of RRD’s common stock beneficially owned as of December 31, 2018 based on the Schedule 13G/A filed on February 12, 2019 by The Vanguard Group (“Vanguard”). In such filing, Vanguard lists its principal business address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355 and indicates that it has sole investment authority over 5,389,121 shares, shared investment authority over 98,803 shares, sole voting authority over 80,473 shares and shared voting authority over 36,188 shares. Beneficial ownership includes 62,615 shares for which Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner as a result of serving as investment manager of collective trust accounts. VFTC directs voting of these shares. Beneficial ownership also includes 54,046 shares for which Vanguard Investments Australia, a wholly-owned subsidiary of Vanguard, is the beneficial owner as a result of its serving as investment manager of Australian investment offerings.

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RRD 2019 Notice of Meeting and Proxy Statement

This Compensation Discussion & Analysis (this “CD&A”) will describe the material components of the executive compensation program applicable to our named executive officers (our “NEOs”). While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.

Our NEOs for the fiscal year ended December 31, 2018 were:

•	Daniel L. Knotts, our President and Chief Executive Officer and a member of the Board of Directors;

•	Terry D. Peterson, our Executive Vice President, Chief Financial Officer;

•	Ken O’Brien, our Executive Vice President, Chief Information Officer;

•	John P. Pecaric, our President, RRD Business Services; and

•	Douglas Ryan, our President, RRD Marketing Solutions.

EXECUTIVE SUMMARY

2018 Performance Overview

2018 marked our second complete fiscal year as a new R. R. Donnelley. Following the spin-off of Donnelly Financial and LSC Communications in October 2016, we became a new company, with a new board of directors, a new management team, a new strategy and (significantly) a new capital structure.

Following a year focused on rebuilding RRD after the spin-offs, we continued to advance our strategy of becoming the preeminent provider of multichannel business services and marketing communications in 2018. Key operational highlights included our:

•	organizational realignment into two operating segments – marketing solutions and business services;

•	continued extension of our capabilities as a multichannel business services and marketing communications provider with the introduction of new products such as:

•	SuperDoc web statement enhancement, which enables companies to digitally communicate account and other information to their customers;

•	a new voice assistant delivery solution, which enables client’s to communicate with their customers via Alexa and Google Voice;

•	Acuity by RRD, a predictive testing program that enables marketers to predict direct mail performance and validate campaigns pre-production, at a fraction of the price and time; and

•	continued optimization of our business portfolio, as demonstrated with the third quarter sale of our Print Logistics business; and

•	reaffirmation of our position as a market-leading provider of mission-critical client-services by securing the $115 million US Census contract for production in 2019 and 2020.

Our focus on operational excellence, both through strategic, growth and efficiency initiatives, drove our financial results amidst headwinds from ongoing secular pressure in several of our businesses, labor and materials inflation, and the adverse impact of the 2017 Tax Act, which created one-time tax charges, additional tax payments in 2018, and significantly reduced the deductibility of our interest payments and our resulting net income and operating cash flows. Key financial highlights include:

•	organic sales growth for the second consecutive year of 1.1%(1), our highest annual organic growth rate since 2014;

•	generation of $200 million of operating cash flow and a $115 million reduction, or 6.3%, of our net debt outstanding(1);

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COMPENSATION DISCUSSION & ANALYSIS

•	non-GAAP adjusted income from operations of $244 million and non-GAAP adjusted diluted earnings per share of $0.70(1);

While advancing our strategy and focusing on operational excellence, we also took actions to strengthen our balance sheet with the sale of property in our European business, the announcement of a pending sale of building and land rights in our Asia business, and the sale of our Print Logistics business. In addition to these transactions, we secured $550 million term loan B financing that allowed us to significantly improve our near term debt profile.

2018 Compensation Highlights

The table below sets forth the key decisions that impacted the compensation of our NEOs in 2018. These decisions were made by our HR Committee and were guided by our compensation philosophy, our actual performance, market pay practices and advice from our independent outside compensation consultant.

Key 2018 Compensation Decisions

Base Salary

All of the NEOs, excluding Mr. Ryan, received base salary adjustments, with increases ranging from 3% to 5%. Mr. Ryan was not eligible given his 4th quarter 2017 hire date. See page 26 for details.

Annual Incentive Plan

Payouts under our AIP were driven by two components — a corporate financial target of achieving non-GAAP Adjusted Income from Operations of $269.9 million and meeting individual personal performance goals. For 2018, the Company achieved a non-GAAP Adjusted Income from Operations of $243.8 million. All of the NEOs met their individual performance goals under the AIP with the exception of Mr. Pecaric who missed on one of his metrics. Mr. Ryan received a guaranteed bonus payment based on his employment agreement.

Long-Term Incentive Plan

For equity grants made under our long-term incentive plan in 2018, continuing to more closely align NEO compensation with the interests of our stockholders, the HR Committee issued long-term incentive awards of which 50% were granted as performance stock units (“PSUs”) and the remaining 50% were granted as restricted stock units (“RSUs”). The RSUs issued in March 2018 vest over a three year period while the PSUs have a three year performance period which measures the Company’s performance against pre-determined cumulative free cash flow.

Stockholder Feedback on Pay Programs

In 2018, we continued our practice of engaging with stockholders about various corporate governance topics including executive compensation. Telephonic meetings were held or offered with significant institutional investors to, among other things, gather additional feedback on our compensation programs. In general, the feedback received from stockholders during these meetings with regard to executive compensation was positive and RRD received 91.7% vote in support of its executive compensation programs in the 2018 Say-on-Pay advisory vote.

Based on our stockholder engagement feedback, as well as our strong Say-on-Pay advisory vote results, we believe our overall executive compensation program was well received by our stockholders as it is tailored to our business strategies, aligned with our pay for performance philosophy and to designed to create long-term value for stockholders.

COMPENSATION PROGRAM DESIGN

Compensation Philosophy

Our executive compensation program is designed to align the interests of our stockholders and executive officers while providing a total compensation package that enables us to attract talent, reward existing talent for past performance and motivate future performance. The HR Committee seeks to ensure that the compensation of our executive officers is tied to the achievement of both short-term and long-term performance objectives intended to drive stockholder value.

(1)

Our financial performance targets and results under our incentive plans are sometimes based on non-GAAP financial measures which may be further adjusted as permitted by those plans and approved by the HR Committee. These metrics and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts. Please see Appendix A on page A-1 for a reconciliation of GAAP to non-GAAP amounts.

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COMPENSATION DISCUSSION & ANALYSIS

As a result, our compensation philosophy is guided by four principles:

•	Market Competitive — Provide target compensation levels that are competitive within the industries and markets in which we compete for executive talent

•

Performance Driven — Structure incentive plans so that executives share in successes and challenges by varying compensation from target levels based on achievement of performance objectives aligned with our annual and multi-year strategy

•	Balanced — Link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk” through an appropriate balance of annual and long-term incentive awards

•	Stockholder Focused — Align a significant portion of executive pay with long-term stockholder interests through equity awards and stock ownership requirements

Best Practices

Our compensation philosophy and the resulting compensation programs incorporate the following best practices:

Clawback Policy

• Awards granted under our cash incentive plans, stock option grants and performance shares or other performance-based awards are subject to forfeiture in the case of fraud or intentional misconduct by any executive officer which results in a material restatement of the Company’s financial statements. Also, commencing in April 2019, the Company’s clawback policy also extends to time-based restricted stock units and applies in cases where fraud has been determined to have occurred, even in the absence of a restatement.

No Tax Gross-Ups	• No NEO is entitled to receive gross-ups for excise taxes or gross-ups on any supplemental benefits or perquisites.

No Dividends or Dividend Equivalents	• We do not pay or accrue for dividends on performance share units or restricted share units.

Limited Perquisites	• We provide limited perquisites to executive officers.

Stock Ownership Guidelines	• We have meaningful stock ownership guidelines for the executive officers to further strengthen the alignment of management and stockholder interests.

No Repricing	• Our equity plans do not permit option re-pricing or option grants below fair market value.

Risk Management

• Employees, directors and certain of their immediate family members are prohibited from pledging, short sales, trading in publicly traded options, puts or calls, hedging or similar transactions with respect to our stock.

Annual Compensation Review

• The HR Committee conducts an annual review of the executive compensation program to determine how well actual compensation targets and levels meet our overall philosophy and targeted objectives in comparison to both market data and, where available, peer group data.

Peer Group

On an annual basis, the HR Committee directs Willis Towers Watson (“WTW”) to review the Company’s compensation peer group. Our 2018 peer group consists of the following 22 companies:

Alliance Data Systems Corporation	Automatic Data Processing, Inc.	Avery Dennison Corporation
Bemis Company, Inc.	Domtar Corporation	Essendant, Inc.
Expeditors International of Washington, Inc.	Fidelity National Information Services, Inc.	First Data Corporation
Fiserv, Inc.	Graphic Packaging Holding Company	Hub Group Inc.
News Corporation	Packaging Corporation of America	Pitney Bowes Inc.
Quad/Graphics, Inc.	Sealed Air Corporation	Sonoco Products Co.
The Interpublic Group of Companies, Inc.	Thomson Reuters Corporation	Veritiv Corporation
Xerox Corporation

For 2018, CH Robinson Worldwide Inc., WestRock Company and XPO Logistics, Inc. were removed from our peer group due to acquisition activity that is expected to result in revenue far exceeding RRD’s revenue. Also, Veritiv Corporation, Domtar Corporation and Xerox Corporation were added to our peer group, as these three companies are a good fit when considering industry and revenue.

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COMPENSATION DISCUSSION & ANALYSIS

Based on the assessment of both our peer group and market data, each year the HR Committee determines whether the overall executive compensation program is consistent with our business strategy and objectives and promotes RRD’s compensation philosophy. In general, compensation levels for our NEOs are targeted at the 50th percentile of target market and peer group data, but the HR committee also takes into account the performance, experience, skills, level of responsibility and future potential of each NEO rather than adhering to a specific benchmarked percentage for any of our NEO’s.

2018 COMPENSATION DETAIL

The table below sets for the elements of our 2018 compensation program for our NEOs.

Component	Description/Rationale	Key Characteristics
Base Salary (See “Base Salary” on page 26)	• Fixed component of pay • Stable compensation element	• Level of responsibility • Role, responsibilities, experience and individual performance • Skills and future potential • Median of market and peer group data
Annual Incentive Plan (See “Annual Incentive Plan” on page 26)

• Variable and at-risk cash bonus plan

• Target amount of bonus is determined as a percentage of the individual’s base salary

• Rewards achievement against specific, pre-set annual corporate financial and individual performance goals

• Subject to a payout which ranges from 0% to 200% of target, with no payout for performance below 80% of the corporate financial target

• Corporate financial targets are set by the HR Committee at the start of the year

• Individual performance goals are set by each NEO in conjunction with his or her manager and are approved by the HR Committee

Long-Term Incentive Plan (See “Long-Term Incentive Plan” on page 27)

• Variable and at-risk compensation which link awards to RRD’s performance to increase alignment with stockholders through the use of PSUs and RSUs

• Key component to attract and retain executive officers

• Annual value intended to be a substantial component of overall compensation package for each NEO

• Award values are determined based on

• Level of responsibility

• Individual skills, experience and performance

• Median of peer group and market survey data

• PSUs are tied to achievement of selected financial measures over a three-year performance period and payout can range from 0% to 150%

• RSUs are time-vested over a 3 year vesting period.

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COMPENSATION DISCUSSION & ANALYSIS

The compensation program for our NEOs is primarily focused on incentive compensation, putting a significant portion of total compensation at risk. Consistent with our philosophy of aligning the compensation of our executive officers with creating long-term value for our stockholders, heaviest weighting is on long-term incentive compensation. The mix of fixed versus variable compensation at target for our NEOs for 2018 was as follows.

Base Salary

In 2018, the base salaries of our NEOs were adjusted in fiscal year 2018, effective April 1, 2018, as Set for the below. In determining such increases the HR Committee, with guidance from our compensation consultant, considered each NEO’s then-current base salary against the base salaries of executives in similar positions in our peer group, market data, and each NEO’s individual performance, experience, skills, levels of responsibility and future potential.

Name	December 31, 2017	December 31, 2018	Percent Change

Daniel L. Knotts	$950,000	$978,500	3%

Terry D. Peterson	$550,000	$575,000	5%

Kenneth O’Brien	$460,000	$475,000	3%

John P. Pecaric	$475,000	$500,000	5%

Douglas Ryan	$550,000	$550,000	0%

Annual Incentive Plan

Consistent with our compensation philosophy, the HR Committee sets the corporate financial target under the AIP for 2018 with the goal of motivating our executive team to meet operational and financial targets to enhance long-term stockholder value. The targets, along with individual performance goals, are set by the HR Committee at the beginning of the year following the presentation of the annual operating budget.

The minimum and maximum payout levels range from 0% to 200% of target, with no payout for performance below 80% of the corporate financial target. NEOs do not receive a payout for achievement of individual performance goals unless the threshold corporate financial target is achieved. Thereafter, individual performance goals can only modify an NEO’s AIP payout downward if these individual performance goals are not achieved.

The corporate financial target under the AIP for 2018 was non-GAAP Adjusted Income from Operations. Adjusted Income from Operations is defined as Income from Operations adjusted for specified items including, for example, restructuring and impairment charges, business acquisitions and divestitures and the adoption of new accounting principles. The Company changed the corporate financial target in 2018 from non-GAAP adjusted EBITDA because the Company believes that Adjusted Income from Operations considers the complete operating profitability taking into consideration capital investment actions and is better aligned to how business

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COMPENSATION DISCUSSION & ANALYSIS

results are presented to stockholders. The non-GAAP adjusted Income from Operations target for 2018 was initially set at $278.7 million but was subsequently adjusted to $269.9 million to reflect the impact of the sale of our Print Logistics business. This initial performance level was set by the HR Committee at the beginning of the year after thorough discussion with management regarding the Company’s forecasted performance, and was a challenging goal.

The table below sets forth a description of these targets, as well as 2018 achievement levels.

Target	Metric	Achievement

Corporate Financial Target	• Adjusted Income from Operations of $269.9 million at target	• Adjusted Income from Operations was $243.8 million • Resulted in an achievement level of 61.4%

Individual Performance Goals	• Individual performance goals for our NEOs included achievement of working capital targets, productivity and safety targets, and completion of key strategic initiatives

•  Most of the NEOs met their individual performance goals under the AIP, as described in the prior row, resulting in no change to the AIP payout percentage of 61.4% based on the corporate financial target. Mr. Pecaric had a slight miss on one of his goals, resulting in an overall payout to [ILLEGIBLE] of 58.8%. Mr. Ryan received a guaranteed bonus payment for 2018 based on his employment agreement.

The AIP percentages and actual 2018 payouts based on the performance described above are shown in the table below:

Name	AIP Target (%)	AIP Payout at Target ($)	Actual Payout ($)

Daniel L. Knotts	125%	1,223,125	750,999

Terry D. Peterson	80%	460,000	282,440

Kenneth O’Brien	80%	380,000	233,320

John P. Pecaric	80%	400,000	235,285

Doug Ryan	80%	440,000	308,000	(1)

(1)	Payment to Mr. Ryan based on guaranteed first year bonus payout of 70% of payout target.

Long-Term Incentive Plan

In 2018, the HR Committee granted both PSUs and RSUs to our NEOs under the Company’s 2017 Performance Incentive Plan with the objective of the RSU grants being retention of key executives and the objective of the PSUs being to more closely align the interests of our NEOs with that of our stockholders. PSUs made up 50% of each grant while RSUs made up the remaining 50% to each NEO who received a grant in 2018. The RSUs issued vest over a three year period. Grants of RSUs and PSUs are made to our NEOs in accordance with a practice of on-going annual grants and were made based on a review by the HR Committee, with guidance from our composition consultant, of grants products executives in similar positions in our peer group, market data, and each NEO’s individual performance , experience, skills, level of responsibility and future potential.

The PSUs have a three year performance period which measures the Company’s performance against pre-determined cumulative free cash flow targets. Cumulative free cash flow is defined as cash flow from continuing operations less capital expenditures and certain other adjustments. We continue to use cumulative free cash flow as a metric because we believe it appropriately aligns our executive’s focus on improving our balance sheet flexibility with investing in our business to drive profitable growth. PSUs can pay out at a range from 0% to 150% of target with no shares earned for performance below 75% of target.

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COMPENSATION DISCUSSION & ANALYSIS

In 2018, the HR Committee approved the following grants to our NEOs under our long-term incentive program:

Name	Grant (# of PSUs)	Grant (# of RSUs)
Daniel L. Knotts	332,871	332,871
Terry D. Peterson	79,750	79,750
Kenneth O’Brien	34,587	34,587
John P. Pecaric	55,478	55,478
Doug Ryan	38,141	38,141

Additional Compensation

Mr. Ryan received an additional cash award which was granted in connection with his hiring in 2017 for which he received payment in the first quarter of 2018.

Benefit Programs

The Company’s benefit programs were established based upon an assessment of competitive market factors and a determination of what was needed to retain high-caliber executives. For 2018, our primary benefits for executives included participation in broad-based plans at the same benefit levels as other employees. These plans included: retirement plans, savings plans, health and dental plans and various insurance plans, including disability and life insurance. In addition, certain executives, including certain of our NEOs, are provided with the following benefits:

•

Supplemental Retirement Plan: A supplemental retirement plan is offered to eligible executives, which is described under Pension Benefits beginning on page 37 of this proxy statement. This supplemental retirement plan no longer provides benefit accruals because the underlying pension plan to which it relates was frozen as of December 31, 2011. Prior to that, the supplemental retirement plan took into account compensation above limits imposed by the tax laws and was similar to programs found at many of the companies with which we competed for talent. Prior to December 31, 2011, this benefit was available to all highly paid executives within RRD, including our NEOs. As of December 31, 2018 approximately 39,500 (active and inactive) employees were covered by this plan.

•

Pension Plan: Because RRD froze its Qualified Retirement Plans (pension plan) as of December 31, 2011, generally no additional benefits will accrue under such plans or the related supplemental retirement plan.

•

Supplemental Insurance: Additional life and disability insurance is provided to enhance the value of our overall compensation program. The premium cost for these additional benefits is included as taxable income for the NEOs and there is no tax gross-up on this benefit.

•

Deferred Compensation Plan: The opportunity to defer receiving income and therefore defer taxation on that income, generally until either a number of years chosen by the executive or termination of employment with RRD.

•

Financial Counseling: Reimbursement of expenses for financial counseling to provide executives with access to an independent financial advisor of their choice. The cost of these services, if utilized, was included as taxable income for the NEO and there was no tax gross-up on this benefit.

•

Automobile Program: A monthly automobile allowance which provided eligible executives with an opportunity to use their car for both business and personal use in an efficient manner. This allowance was included as taxable income to the respective NEOs and there was no tax gross-up on this benefit.

•	Executive Physical: Provides for a medical physical examination once per year, including consultations with specialists, dieticians and physiologists, as needed.

EMPLOYMENT ARRANGEMENTS

Each of our NEOs entered into an employment agreement with RRD in connection with the assumption of his or her position. Each employment agreement sets forth, among other things, the NEO’s base salary, target annual bonus opportunity, entitlement to participate in the Company’s benefit plans, equity awards, certain perquisites and provisions with respect to certain payments and other benefits upon termination of employment under certain circumstances (such as an involuntary separation from service, as set forth in the respective employment agreement). Mr. Knotts is also entitled to enhanced benefits in the event he is terminated without “cause” or terminates employment for “good reason” in connection with a “change in control” (each as defined in the applicable employment agreement). Please see Potential Payments Upon a Termination or Change in Control beginning on page 39 of this proxy statement for a description of such provisions. As further described below in Changes to the Company Compensation Program after Fiscal Year End, in February 2019, the Company entered into new arrangements with the NEOs other than Mr. Knotts.

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COMPENSATION DISCUSSION & ANALYSIS

CERTAIN OTHER POLICIES

Operation of the Human Resources Committee

The HR Committee establishes and monitors RRD’s overall compensation strategy to ensure that our executive compensation program supports our business objectives and specifically establishes the compensation of the CEO, other senior officers and key management employees.

The HR Committee, with the assistance of WTW, works to analyze competitive market data to determine appropriate base salary levels, annual incentive target levels, and long-term incentive target levels for our executives. In conducting market comparisons, the HR Committee seeks to establish compensation levels that approximate the median of the applicable surveys and peer group. The CEO is not a member of the HR Committee and does not vote on matters concerning executive pay.

With respect to our CEO’s pay, the HR Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of his pay based on his individual performance and the Company’s performance.

For the other executive officers, the CEO makes recommendations to the HR Committee for all elements of pay based on individual performance, market data from our peer group and published survey data. The HR Committee reviews, discusses, modifies, and approves, as appropriate, these recommendations.

The diagram below summarizes the HR Committee’s annual process for setting executive pay, which begins in July and concludes the following February.

July	Review and discuss timeline for setting executive pay
October	Review market competitive data including applicable compensation surveys and peer comparisons
January	Evaluate overall executive pay program • Review proposed annual incentive plan design • Review proposed long-term incentive designs
February

Finalize executive pay

• Review performance results for prior year and approve payouts of prior long-term incentive grants

• Review the Company’s fiscal budget plan

• Approve executive base salaries and annual incentive targets and designs

• Approve long-term incentive target and designs

At each of its regularly scheduled meetings throughout the year, the HR Committee reviews the Company’s performance under outstanding annual and long-term incentive plans.

Role of the Compensation Consultant

Compensation of executive officers was overseen by the HR Committee, which engaged WTW as its executive compensation consultant to provide objective analysis, advice and recommendations on executive officer compensation and related matters in connection with the HR Committee’s decision-making process. WTW regularly attended HR Committee meetings, and reported directly to the HR Committee, not to management, on matters relating to compensation for the executive officers.

WTW provided additional services to RRD not under the direction of the HR Committee, which services were pre-approved by the HR Committee. The HR Committee reviewed the work and services provided by WTW and it determined that (a) such services were provided on an independent basis and (b) no conflicts of interest existed. Factors considered by the HR Committee in its assessment include:

1.	Other services provided to the Company by WTW;

2.	Fees paid by the Company as a percentage of WTW’s total revenue;

3.	WTW’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR services and those who provide these other services;

4.	Any business or personal relationships between individual consultants involved in the engagement and HR Committee members;

5.	Whether any stock of RRD is owned by individual consultants involved in the engagement; and

6.	Any business or personal relationships between the Company’s executive officers and WTW or the individual consultants involved in the engagement.

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COMPENSATION DISCUSSION & ANALYSIS

Role of Management

Management, including the CEO and other executive officers, developed preliminary recommendations regarding compensation matters with respect to all executive officers other than the CEO, and provided these recommendations to the HR Committee. The HR Committee then reviewed management’s preliminary recommendations and made final compensation decisions, with advice from WTW, as appropriate. The management team was responsible for the administration of the compensation programs once the HR Committee’s decisions were finalized.

Risk Assessment

In 2018, the HR Committee, with the assistance of WTW, reviewed and evaluated our executive and employee compensation practices and concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long-term incentives, the type of performance metrics used, incentive plan payout leverage, possibility that the plan designs could be structured in ways that might encourage gamesmanship, avoidance of uncapped rewards, multi-year vesting for equity awards, use of stock ownership requirements for senior management and the HR Committee’s oversight of all executive compensation programs.

Tax Deductibility Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits to $1 million annually the federal income tax deduction that that a publicly held corporation like RRD may claim for compensation payable to certain of its respective current and former executive officers, but that deduction limitation historically did not apply to performance-based compensation that met certain requirements. As part of Tax Cuts and Jobs Act of 2017, Section 162(m) of the Code was amended, effective for taxable years beginning after December 31, 2017, to expand the scope of executive officers subject to the deduction limitation and also to eliminate the performance-based compensation exception, though the exception generally continues to be available on a “grandfathered” basis to compensation payable under a written binding contract in effect on November 2, 2017 (which has not been subsequently materially amended).

The HR Committee considered the deductibility of compensation for the Company’s federal income tax purposes in the design of our programs. In determining compensation for our executive officers, the HR Committee generally considers the extent to which the compensation is deductible, including the effect of Section 162(m) of the Code. In prior years, the HR Committee generally sought to structure some of our executive compensation awards and payments so that they qualified as performance-based compensation exempt from the Section 162(m) of the Code deduction limitation where doing so was consistent with RRD’s compensation objectives, but, at the same time, it reserved the right to award nondeductible compensation. The HR Committee continues to evaluate the changes to Section 162(m) of the Code and their significance to RRD’s compensation program, but in any event the HR Committee will continue to focus on and prioritize its primary goals of structuring compensation programs to attract, motivate and retain executives as well as ensuring that pay aligns with performance and is in the best interests of RRD and its stockholders. Accordingly, achieving these goals may have resulted (and may continue to result, in light of the recent changes in law) in compensation that, in certain cases, is not deductible for federal income tax purposes. The HR Committee did not make significant changes to RRD’s executive compensation program for 2018 in response to the changes to Section 162(m) of the Code.

Stock Ownership Guidelines

The HR Committee has established stock ownership guidelines for all NEOs and certain other executives. Consistent with our compensation philosophy, these guidelines are designed to require the Company’s executives to have a meaningful equity ownership in RRD, and thereby link their interests with those of our stockholders. These stock ownership guidelines provide that within three years of hire or promotion, all of our NEOs, other than our CEO, must own and retain Company capital stock having a fair market value of 3x their salary and that our CEO must own and retain Company capital stock having a fair market value of 5x his salary. In the event a NEO does not achieve or make progress toward the required stock ownership level, the HR Committee has the discretion to take appropriate action. As of March 31, 2019, all of our NEOs had made appropriate progress toward their ownership guidelines.

Changes to the Company Compensation Program Following Fiscal Year End

In February 2019, the Company entered into with each of its executive officers, including each of the NEOs (other than Mr. Knotts), restated employment letters. Under the terms of the restated employment letters, each of the NEOs (other than Mr. Knotts) is eligible to receive severance under the terms of the R. R. Donnelley Senior Leadership Separation Pay Plan (the “SLSPP”) (as further described below), provided that the form and amount of severance will be determined by the applicable provisions of the executive’s Change in Control Agreement with the Company if such termination of employment occurs within a two-year period following a “Change in Control,”

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RRD 2019 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

as defined in the Change in Control Agreement). Under the restated employment letters, each of the NEOs waived his or her rights to any benefits or separation pay under the Company’s Separation Pay Plan or any other prior agreement between the Company and the applicable executive officer and agreed to the restrictive covenants and other terms and conditions of the SLSPP and the Change in Control Agreement (as described below). In the event an NEO is not entitled to benefits under the terms of the SLSPP, the Company may, in its sole discretion, elect to pay such executive officer his or her total monthly compensation (as defined in the restated employment letter), for a twelve or eighteen month period determined at the Company’s discretion, in consideration for executive’s commitment to a post-termination non-compete of corresponding duration (such provision being the “Company Discretionary Noncompete”). Other than eligibility to participate in the SLSPP, the Company Discretionary Noncompete, and for the benefits provided under the Change in Control Agreement, the benefits and compensation provided under the restated employment letters are substantially similar to those provided to each executive officer previously.

The Company adopted the SLSPP in February 2019, the purpose of which is to provide certain severance benefits to key employees of the Company, including the NEOs, other than Mr. Knotts. Under the SLSPP, if an eligible employee is terminated without cause or if an eligible employee resigns for good reason (in each case, as defined in the SLSPP), each a “Qualifying Termination,” then, the eligible employee is eligible to receive the following benefits:

1.	An amount equal to 1.5X of the eligible employee’s annualized total compensation (as defined in the SLSPP), payable in equal periodic installments over an 18-month period;

2.

A lump-sum amount equal to the amount, if any, that would have been payable to the executive officer under the Company’s annual bonus program for the calendar year in which the separation from service occurs had such executive officer remained employed through such calendar year, based on the Company’s actual performance and pro-rated based on the number of days the executive officer was employed by the Company during the calendar year (the “Pro-Rata Bonus”);

3.	Continued COBRA coverage (subsidized by the Company at active employee rates) under the Company’s medical (including the executive officer physical program), dental and vision plans for 18 months; and

4.	Continued coverage (paid by the Company) under the executive officer’s separate individual life and disability policies and financial planning benefit, in each case, for 18 months.

All payments and other benefits under the SLSPP are subject to applicable withholding obligations and the eligible employee’s execution (and nonrevocation) of a release of claims. In addition, the executive officer must execute and comply with a separation agreement, which, among other things, will include restrictive covenants, such as an 18-month post-termination noncompete, an 18-month post termination customer non-solicit, a 24-month post-termination employee non-solicit and a perpetual confidentiality clause.

Change in Control Agreements

Also in February 2019, the Company entered into change in control agreements with each of the NEOs other than Mr. Knotts, which provide for enhanced severance upon a qualifying termination in connection with a change in control (as defined in the change in control agreements). Specifically, in the event of a termination by the Company for reasons other than cause or on account of the executive officer’s death, or if the executive officer resigns for good reason (in each case, as defined in the Change in Control Agreement) during the 24-month period following the date of a change in control, the executive officer is eligible to receive:

1.

A lump-sum cash payment equal to 2.0X the executive officer’s annualized total compensation (as defined in the Change in Control Agreement); provided that, in some instances, such amount may be paid in equal regular installments over a 24-month period;

2.	The Pro Rata Bonus;

3.	Continued COBRA coverage (subsidized at active employee rates) under the Company’s medical (including the executive officer physical program), dental and vision plans for a period of 18 months; and

4.

Continued coverage (paid by the Company) under the executive officer’s separate individual life and disability policies and the executive officer’s financial planning benefit, in each case, for a period of 24 months.

All of the payments and benefits payable under the Change in Control Agreement are conditioned upon the executive officer’s execution (and nonrevocation) of a separation agreement and general release. In addition, each of benefits payable under the Change in Control Agreement is subject to the terms and conditions of the SLSPP, as applicable. For example, if the executive officer is entitled to benefits under the Change in Control Agreement, the executive officer will not be entitled to any additional benefits under the SLSPP or the Separation Pay Plan. In addition, the Change in Control Agreement requires compliance with certain restrictive covenants, including, without limitation, an 18-month post-termination noncompete and customer non-solicitation provision, a 24-month post-employment employee non-solicitation provision and a perpetual confidentiality provision.

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RRD 2019 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

2019 AIP

In February 2019, the HR Committee set the targets and performance goals for awards to NEOs under the 2019 AIP following the presentation of the annual operating budget. Non-GAAP Adjusted Income from Operations continued to be a corporate financial target under the AIP for 2019 (comprising 60% of the funding pool) and a second corporate financial sales-based target was added for 2019 (comprising 40% of the funding pool). There is a threshold payout if 20% of each of the corporate financial targets is achieved.

The minimum and maximum payout levels range from 0% to 200% of target, with no payout of the Adjusted Income from Operation metric for performance below 80% and no payout of the sales-based metric for performance for performance below 90%. Thereafter, individual performance goals can modify an NEO’s AIP payout upward or downward if these individual performance goals are not achieved. Each NEOs target AIP percentage remained the same as in 2018.

2019 Long Term Incentive Awards

In March 2019, the HR Committee also granted long-term incentive awards under the 2017 PIP. Similar to 2018, the HR Committee granted RSUs and PSUs to NEOs for 2019, but in addition to such awards, the HR Committee also granted time-based and performance-based phantom share units that may be settled in cash or shares in the HR Committee’s discretion. Similar to time-based RSUs granted in prior years, time-based vesting RSUs and phantom units granted in 2019 will vest annually over three years. Similar to the 2018 PSU grants to NEOs, PSUs and phantom PSUs granted to NEOs in 2019 vest following the three-year performance period based on the Company’s achievement of cumulative free cash flow targets over such three-year period.

HUMAN RESOURCES COMMITTEE REPORT

The HR Committee of the Board of Directors of R. R. Donnelley & Sons Company, on behalf of the Board, establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the business objectives. In fulfilling its oversight responsibilities, the HR Committee reviewed and discussed with management the Compensation Discussion & Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the HR Committee recommended to the Board that the Compensation Discussion & Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Company’s proxy statement to be filed in connection with the Company’s 2019 Annual Meeting of Stockholders.

The HR Committee of R. R. Donnelley & Sons Company

P. Cody Phipps, Chairman

Irene M. Esteves

Susan M. Gianinno

Timothy R. McLevish

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RRD 2019 Notice of Meeting and Proxy Statement

The Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer as of December 31, 2018.

2018 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Daniel L. Knotts	2018	971,375	—	4,061,026	—	750,999	—	39,482	5,822,882
President and	2017	950,000	1,300,000	4,169,980	—	501,125	157,306	25,300	7,103,711
Chief Executive Officer	2016	781,250	1,125,000	4,354,484	—	142,025	36,291	32,747	6,471,797
Terry D. Peterson	2018	568,750	—	972,950	—	282,440	—	36,067	1,860,207
Executive Vice President	2017	550,000	900,000	1,019,321	—	185,680	—	51,648	2,706,648
and Chief Financial Officer	2016	168,750	—	1,345,939	—	13,362	—	12,618	1,540,669
Kenneth O’Brien	2018	471,250	—	421,962	—	233,320	—	29,897	1,156,429
Executive Vice President
and Chief Information Officer
John P. Pecaric	2018	493,750	—	676,832	—	235,285	—	39,112	1,444,709
President – RRD Business	2017	475,000	425,000	741,324	—	160,360	75,722	38,842	1,916,248
Services	2016	396,250	250,000	823,567	—	45,991	—	267,542	1,783,350
Douglas Ryan	2018	550,000	250,000	465,320	—	308,000	—	33,890	1,607,210
President – RRD Marketing
Solutions

(1)

The amounts shown in this column for 2018, 2017 and 2016 constitute long-term incentive compensation paid as cash awards (the “Cash Awards”) granted under the Company’s 2017 Performance Incentive Plan (the “2017 PIP”) in 2013 and 2014 of which one-fourth and one-third, respectively, vested on the anniversary of each of the grant dates. The 2018 amount for Mr. Ryan reflects a one-time sign-on bonus that was paid in 2018. The 2017 amount for Mr. Peterson reflects a one-time sign-on bonus that was paid in 2017. The 2016 amounts also include spin cost reduction bonuses in the amount of $725,000 for Mr. Knotts, and a spin bonus in the amount of $125,000, for Mr. Pecaric.

(2)

The amounts shown in this column constitute the aggregate grant date fair value of RSUs and PSUs granted during fiscal years 2018, 2017 and 2016 under the 2012 PIP and 2017 PIP. The amounts are valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (which we refer to as ASC Topic 718). See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For PSUs granted in 2018, the grant date fair value of such awards, assuming the maximum performance level is achieved, for each NEO is as follows: $3,045,766 for Mr. Knotts; $729,712 for Mr. Peterson; $316,468 for Mr. O’Brien; $507,623 for Mr. Pecaric; and $348,987 for Mr. Ryan.

(3)

The amounts shown in this column include payments made under our AIP, which is a subplan of each of the 2012 PIP and 2017 PIP. At the outset of each year, the HR Committee sets performance criteria that are used to determine whether and to what extent the NEOs will receive payments under the AIP. See Compensation Discussion and Analysis beginning on page 22 of this proxy statement for further information on the 2018 payments.

(4)

The amounts shown in this column include the aggregate of the increase, if any, in actuarial values of each of the named executive officer’s benefits under our Pension Plans and Supplemental Pension Plans. Mr. Knotts had a decrease in actuarial value in 2018 in the amount of $76,881. Mr. O’Brien had a decrease in actuarial value in 2018 of $31,390. Mr. Pecaric had a decrease in actuarial value in 2018 in the amount of $19,006 and in 2016 in the amount of $3,119.

(5)

Amounts in this column include the value of the following perquisites provided to the NEOs in 2018: (a) an amount for automobile allowance which is the amount actually paid to each NEO; (b) personal tax/financial advice which is valued at actual amounts paid to each provider of such advice; (c) the premium paid by the Company for group term life insurance and supplemental disability insurance; and (d) imputed income from Company provided life insurance. Mr. Knotts is also able to use certain country clubs at which the Company has a business purpose membership for his personal use but to the extent that there is an incremental cost to the Company, Mr. Knotts reimburses the Company for such personal use.

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RRD 2019 Notice of Meeting and Proxy Statement

EXECUTIVE COMPENSATION

The table below provides further detail regarding the perquisites paid to our NEOs in 2018.

Named Executive Officer		Corporate Automobile Allowance ($)	Personal Tax/ Financial Advice ($)	Supplemental Life Insurance Premium ($)	Supplemental Disability Insurance Premium ($)	Imputed Income from Company Provided Life Insurance ($)	Other ($)	Total ($)
Daniel L. Knotts	2018	16,800	5,975	2,050	14,450	207	—	39,482
Terry D. Peterson	2018	16,800	2,750	10,215	6,095	207	—	36,067
Kenneth O’Brien	2018	16,800	—	3,050	9,660	387	—	29,897
John P. Pecaric	2018	16,800	—	12,145	9,510	387	—	38,842
Douglas Ryan	2018	16,800	—	6,995	9,708	387	—	33,890

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RRD 2019 Notice of Meeting and Proxy Statement

EXECUTIVE COMPENSATION

2018 GRANTS OF PLAN-BASED AWARDS

The following table shows additional information regarding: (i) the threshold, target and maximum level of annual cash incentive awards for our NEOs for performance during 2018 under our AIP; and (ii) restricted share units granted in March 2018 that were awarded to help focus their attention on building stockholder value.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel L. Knotts	—	244,625	1,223,125	2,446,250	—	—	—	—	—
	3/2/2018	—	—		166,436	332,871	499,307	—	2,030,513
	3/2/2018	—	—		—	—	—	332,871	2,030,513
Terry D. Peterson	—	92,000	460,000	920,000	—	—	—	—	—
	3/2/2018	—	—		39,875	79,750	119,625	—	486,475
	3/2/2018	—	—		—	—	—	79,750	486,475
Kenneth O’Brien	—	76,000	380,000	760,000	—	—	—	—	—
	3/2/2018	—	—		17,294	34,587	51,881	—	210,981
	3/2/2018	—	—		—	—	—	34,587	210,981
John P. Pecaric	—	80,000	400,000	800,000	—	—	—	—	—
	3/2/2018	—	—		27,739	55,478	83,217	—	338,416
	3/2/2018	—	—		—	—	—	55,478	338,416
Douglas Ryan	—	88,000	440,000	880,000	—	—	—	—	—
	3/2/2018	—	—		19,071	38,141	57,212	—	232,660
	3/2/2018	—	—		—	—	—	38,141	232,660

(1)	In each case, the amount actually earned by each NEO under the Company Annual Incentive Plan is reported as Non-Equity Incentive Plan Compensation in the 2018 Summary Compensation Table. See Compensation Discussion and Analysis beginning on page 22 of this proxy statement for further information on these payments.

(2)	Consists of PSUs awarded under the 2017 PIP. The awards granted on March 2, 2018 vest in full on the third anniversary of the grant date, to the extent earned by performance results. The PSUs can be earned based on a cumulative free cash flow measure over the three-year performance period. The PSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting. If employment terminates by reason of death or disability, the greatest of 50% of target or actual earned units of the unvested portion of the PSUs shall become fully vested. If employment terminates other than for death or disability, the unvested portion of the PSUs will be forfeited. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control beginning on page 39 of this proxy statement.

(3)	Consists of RSUs awarded under the 2017 PIP. The awards granted on March 2, 2018 vest in three installments on the anniversary of the grant date. The RSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting. If employment terminates by reason of death or disability, the unvested portion of the RSUs shall become fully vested. If employment terminates other than for death or disability, the unvested portion of the RSUs will be forfeited. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control beginning on page 39 of this proxy statement.

(4)	Grant date fair value with respect to the awards is determined in accordance with ASC Topic 718. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

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RRD 2019 Notice of Meeting and Proxy Statement

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

The following table shows certain information about unexercised options and unvested stock awards at December 31, 2018. All amounts below have been adjusted to give effect to the 1 for 3 reverse stock split that was effective October 1, 2016.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Daniel L. Knotts	14,500	—	21.48	3/1/2022	—	—	—	—
	36,666	—	32.29	2/25/2020	—	—	—	—
	—	—	—	—	545,139	2,158,750	460,784	1,824,705
Terry D. Peterson	—	—	—	—	123,532	489,187	111,017	439,627
Kenneth O’Brien	—	—	—	—	68,779	272,365	48,799	193,244
John P. Pecaric	—	—	—	—	93,774	371,345	78,218	309,743
Douglas Ryan	—	—	—	—	63,882	252,973	38,141	151,038

Note: Multiple awards have been aggregated where the expiration date and the exercise price of the instruments are identical.

(1)

In connection with the Spinoff, certain option awards held by Mr. Knotts were converted and adjusted into options to purchase the common stock of each of the Company, LSC and Donnelley Financial, as applicable. The table above shows only options to purchase shares of RRD. The table below show, Mr. Knotts options to purchase shares of LSC and Donnelley Financial (for the purpose of the below tables, “DFS”) that resulted from the conversion.

Knotts

	Original Grant		Converted RRD Options		Converted LSC Options		Converted DFS Options
Grant Date	# of Options	Exercise Price	# of Options	Exercise Price	# of Options	Exercise Price	# of Options	Exercise Price
2/25/2010	110,000	$19.89	36,666	$32.29	13,750	$39.52	13,750	$33.53
3/1/2012	58,000	$13.23	14,500	$21.48	5,437	$26.29	5,437	$22.30

(2)	The following table provides information with respect to the vesting of each NEO’s outstanding unvested restricted share units over RRD common stock that are set forth in the above table.

Vesting Date	Knotts	Peterson	O’Brien	Pecaric	Ryan
3/2/2019	244,270	37,006	33,948	41,943	12,713
10/1/2019	36,316	22,936	7,034	7,264	0
11/1/2019	0	0	0	0	12,870
3/2/2020	153,596	37,006	16,267	26,074	12,714
11/1/2020	0	0	0	0	12,871
3/2/2021	110,957	26,584	11,530	18,493	12,714

(3)	Assumes a closing price per share of $3.96 on December 31, 2018, the last trading day of the year.

(4)

Reflects that performance on unearned shares for the 2017 grant is tracking below target for such awards. As such, the value included in this column reflects the target payment value of these unearned shares. Reflects that performance on unearned shares for the 2018 grant is tracking below target for such awards. As such, the value included in this column reflects the target payment value of these unearned shares.

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RRD 2019 Notice of Meeting and Proxy Statement

EXECUTIVE COMPENSATION

2018 OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding the value of options exercised and restricted stock, restricted share units and performance share units that vested during 2018.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Daniel L. Knotts	—	—	78,953	501,609
Terry D. Peterson	—	—	33,358	196,140
Kenneth O’Brien	—	—	11,771	71,415
John P. Pecaric	—	—	14,842	93,388
Douglas Ryan	—	—	12,869	78,764

(1)	Represents the vesting of RSUs and other similar instruments under the Company’s equity plans

(2)	Value realized on vesting of RSUs is the fair market value on the date of vesting. For RSUs that vested on March 2, 2018, fair market value is based on the closing price of $7.31, RSUs that vested on October 1, 2018, fair market value is based on the closing price of $5.23 and RSUs that vested on November 1, 2018, the fair market value is based on the closing price of $6.12 as reported on the NYSE.

PENSION BENEFITS

Generally, effective December 31, 2011, the Company froze benefit accruals under all of its then-existing Federal income tax qualified U.S. defined benefit pension plans (collectively referred to as the Qualified Retirement Plans) that were still open to accruals. Therefore, beginning January 1, 2012, participants generally ceased earning additional benefits under the Qualified Retirement Plans. Thereafter, the Qualified Retirement Plans were merged into one Qualified Retirement Plan and generally no new participants will enter this plan. Before the Qualified Retirement Plans were frozen, accrual rates varied based on age and service. Accruals for the plans were calculated using compensation that generally included salary and annual cash bonus awards. The Qualified Retirement Plan is funded entirely by the Company with contributions made to a trust fund from which the benefits of participants are paid.

The amount of annual earnings that may be considered in calculating benefits under a Federal income tax qualified pension plan is limited by law. The U.S. Internal Revenue Code also places other limitations on pensions that can accrue under tax qualified plans. Prior to being frozen, to the extent an employee’s pension would have accrued under one of the Qualified Retirement Plans if it were not for such limitations, the additional benefits were accrued under an unfunded supplemental pension plan (referred to as the “SERP”). On December 31, 2018, approximately 207 individuals were covered by the SERP as active employees or terminated employees with vested benefits who did not receive payments in 2018, and in 2018 approximately 124 individuals received payments from the SERP. Prior to a change in control of the Company, the SERP is unfunded and provides for payments to be made out of the Company’s general assets. Because the Company froze the Qualified Retirement Plans as of December 31, 2011, generally no additional benefits will accrue under the Qualified Retirement Plan or the related SERP.

Some participants in the Qualified Retirement Plan, including those that have a cash balance or pension equity benefit, can elect to receive either a life annuity or a lump sum amount upon termination. Other participants will receive their Qualified Retirement Plan benefit in the form of a life annuity. Under a life annuity benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, generally in a reduced amount for the lives of the participant and spouse or other named beneficiary.

Mr. Peterson and Mr. Ryan were hired after the Qualified Retirement Plan was frozen and thus they are not participants in the Qualified Retirement Plan or the SERP. For Messrs. Knotts, O’Brien and Pecaric, the table below shows the present value of their accumulated benefit under the Qualified Retirement Plan and the SERP as of December 31, 2018.

See Note 10 to the Consolidated Financial Statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit with respect to each NEO under the Qualified Retirement Plan and the SERP set forth in the table below.

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RRD 2019 Notice of Meeting and Proxy Statement

EXECUTIVE COMPENSATION

2018 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Daniel L. Knotts	Pension Plan	25	$297,315	—
	SERP	25	$610,321	—
Kenneth O’Brien	Pension Plan	7	$109,626	—
	SERP	7	$277,843	—
John P. Pecaric	Pension Plan	26	$324,564	—
	SERP	26	$ 81,787	—

NONQUALIFIED DEFERRED COMPENSATION

Under our Deferred Compensation Plan, participants were able to defer up to 50% of base salary and 90% of annual incentive bonus payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan. Participants could elect distribution options ranging from lump sum distribution on the latter of the first day of the year following the year in which the participant’s employment with the Company terminated or the six-month anniversary of such termination or distributions quarterly for between 2 and 10 years. The plan also allowed for in service elections which provided a distribution three years after a deferral under certain circumstances. Only Mr. O’Brien participates in the Nonqualified Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Kenneth O’Brien
Deferred Compensation Plan	0	0	$(94,457)	0	$1,310,676

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RRD 2019 Notice of Meeting and Proxy Statement

The summary contained in this section reflects the arrangements the Company had in place with its NEOs as December 31, 2018. As described above in Changes to the Company Compensation Program after Fiscal Year End, in February 2019, the Company entered into new arrangement with the NEOs, other than Mr. Knotts.

TERMINATION OTHER THAN AFTER A CHANGE IN CONTROL

All of our NEOs have employment agreements with the Company. For each of these NEOs, their employment agreements provide for payments of certain benefits, as described below, upon termination of employment. The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of “Cause” and, with respect to Mr. Knotts, “Good Reason,” that are used in those agreements. For purposes of the employment agreements:

•

We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to substantially perform duties consistent with the scope and nature of his or her position or refusal or failure to attempt in good faith to follow the written direction of the chief executive officer, chief financial officer or the Board, as applicable, committing an act materially injurious (monetarily or otherwise) to us or our subsidiaries, commission of a felony or other actions specified in the definition.

•

Mr. Knotts has Good Reason to terminate his employment (and thereby gain access to the benefits described below) if we assign him duties that represent a material diminution of his duties or responsibilities, reduce his compensation, generally require his principal office to be located other than in or around Chicago, Illinois or materially breach the employment agreement. No NEO other than Mr. Knotts has an employment agreement which provides for rights upon termination for Good Reason.

The employment agreements for the NEOs require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. The employment agreements also include noncompete and nonsolicit provisions that would apply for a period of one to two years, as set forth in such NEO’s agreement, following the NEO’s termination of employment.

The benefits to be provided to each NEO in each of those situations are described in the tables below, which assume that the termination took place on December 31, 2018.

TERMINATION AFTER A CHANGE IN CONTROL

The employment agreements for our NEOs, other than Mr. Knotts, do not provide for additional payments or acceleration upon a change of control.

Mr. Knotts is not entitled to tax gross-ups upon a termination after a Change in Control (as defined in his employment agreement). Mr. Knotts’ employment agreement provides that, if an excise tax is triggered, his Change in Control payments will be reduced below the threshold triggering the excise tax if the net, after-tax benefit to Mr. Knotts is higher.

As with the severance provisions described above, the rights to which Mr. Knotts is entitled under the Change in Control provisions upon a termination of employment are dependent on the circumstances of the termination. The definitions of Cause and Good Reason are the same in this termination scenario as in a termination other than after a Change in Control.

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RRD 2019 Notice of Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENT OBLIGATIONS UNDER EMPLOYMENT AGREEMENTS UPON TERMINATION OF EMPLOYMENT

The following tables set forth our payment obligations under the employment agreements under the circumstances specified upon a termination of the employment of our NEOs. The tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension or deferred compensation payments that are discussed in the Pension Benefits and Nonqualified Deferred Compensation sections beginning on page 37 of this proxy statement.

Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables relating to potential payments upon termination or termination after a change in control.

Disability or Death — To the extent that an NEO participates in our pension plan, such NEO could be entitled to pension benefits upon death or disability according to the terms of the pension plan. The employment agreements provide that in the event of disability or death, in addition to payments under the Company’s disability benefits plan or life insurance program, as applicable, and each as available to all salaried employees, each NEO is entitled to benefits paid under a supplemental disability insurance policy or supplemental life insurance policy, as applicable, maintained by the Company for the NEO’s benefit. Pursuant to the terms of the Company’s AIP, each NEO is also entitled to his or her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid and as available to all salaried employees.

Additionally, all unvested equity awards held by each NEO will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

Equity Acceleration — Pursuant to the terms of their employment agreements, equity awards for all NEOs other than Mr. Knotts are treated in accordance with the underlying equity award agreements. These agreements specify that all equity awards are forfeited in the event of termination by the Company for any reason (other than death, disability or following a change of control) or in the event of the resignation of the NEO. With respect to Mr. Knotts, all outstanding equity awards will vest in the event Mr. Knotts employment is terminated by the Company without Cause or if Mr. Knotts resigns for Good Reason. All NEOs, including Mr. Knotts, are generally entitled to immediate vesting of all outstanding equity awards upon termination following a change of control (as defined in the applicable performance incentive plan) under the terms of such performance incentive plan. PSUs will vest and become payable in accordance with the terms of the applicable award agreement in the event of any termination, with or without Cause, upon a change of control, or, with respect to Mr. Knotts, for any termination initiated by Mr. Knotts for Good Reason. Treatment of equity upon death or disability is discussed above in “Disability or Death.”

Value of accelerated RSUs is the fair market value on the date of termination. Value of accelerated PSUs is the fair market value on the date of determination. Value of accelerated options is determined by subtracting the exercise price from the fair market value on the date of termination. For purposes of the tables, fair market value is the closing price on December 31, 2018 (the last trading day of the fiscal year) of $3.96.

Health Care Benefits — The employment agreements generally provide that, after resignation for Good Reason (with respect to Mr. Knotts) or termination without Cause, the Company will continue providing medical, dental, and vision coverage to the NEO that the NEO was eligible to receive immediately prior to such termination for a period of time. For Mr. Knotts, this period is 24 months after such resignation or termination before a Change in Control, and the last day of the second calendar year following the calendar year in which such termination occurs after a Change in Control. For Messrs. Peterson, O’Brien, Pecaric and Ryan, this period is 18 months after such resignation or termination. In the event of resignation other than for Good Reason or termination with Cause, the NEO is entitled to the same benefits as all other employees would be entitled to after termination. Benefits payable upon disability or death are described above in “Disability or Death.”

280G Tax Treatment — Upon a change in control (as defined in Section 4999) of the Company, an NEO may be subject to certain excise taxes under Section 4999 of the Internal Revenue Code with respect to payments that are treated as excess parachute payments under Section 280G. With respect to Mr. Knotts, the Company will reduce the amount of the payments the NEO would otherwise be entitled to receive to below the threshold triggering the excise taxes under Section 4999, provided that the net, after-tax benefit to the NEO is higher.

The tables assume that termination, including termination following a Change in Control, took place on December 31, 2018 based on the arrangements in place with each NEO on such date.

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RRD 2019 Notice of Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Knotts, the Company’s President and Chief Executive Officer, would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause ($)		Resignation for other than Good Reason or Termination With Cause ($)	Resignation for Good Reason or Termination Without Cause after Change in Control ($)		Disability ($)		Death ($)
Cash:
Base Salary	1,957,000	(1)	—	2,925,715	(2)	—(3)		—
Bonus	2,446,250	(1)	—	3,657,144	(2)	—(4)		—(4)
Lump Sum	—		—	75,000		—		—
Equity: (5)
Restricted Share Units(6)	2,158,750		—	2,158,750		2,158,750		2,158,750
Performance Units(7)	—		—	912,352		912,352		912,352
Benefits and Perquisites:(8)
Post-Termination Health Care	32,916		—	32,916		—		—
Supplemental Life Insurance	4,100		—	4,100		—		2,000,000	(9)
Supplemental Disability Insurance	28,900		—	28,900		3,130,000	(10)	—
Financial Planning	24,000		—	24,000		—		—
Car Allowance	33,600		—	33,600		—		—
Total:	6,685,516		—	9,852,478		6,201,102		5,071,102

(1)	Mr. Knotts is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

(2)

Mr. Knotts is entitled to 2.99x base salary and 2.99x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Knotts is also entitled to his pro-rated annual bonus for the year in which the termination after a Change in Control occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is not reflected in this table as, assuming a termination date of December 31, 2018, Mr. Knotts would have been entitled to this bonus pursuant to the terms of the AIP under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll of the Company as of December 31) which are the same terms generally available to all salaried employees who participate in the plan.

(3)	Mr. Knotts is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(4)

Pursuant to the terms of the Company’s AIP, Mr. Knotts is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as, and to the extent that, all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. Knotts would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to death or disability.

(5)	Assumes a price per share of $3.96 on December 31, 2018.

(6)	All unvested equity awards held by Mr. Knotts will immediately vest under the terms of the 2012 and 2017 PIP.

(7)

All unvested PSU awards held by Mr. Knotts will forfeit upon a Resignation for Good Reason or Termination Without Cause (without a Change in Control) and vest at 50% (or actual, if greater) under the terms of the 2012 and 2017 PIP for Change in Control, Disability or Death scenarios.

(8)	Except as disclosed, Mr. Knotts receives the same benefits that are generally available to all salaried employees upon death or disability.

(9)	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Knotts in excess of the amount generally available to all salaried employees.

(10)

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Knotts in excess of the amount generally available to all salaried employees.

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RRD 2019 Notice of Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Peterson, the Company’s Executive Vice President and Chief Financial Officer, would be entitled to the following:

	Termination Without Cause ($)		Termination With Cause ($)	Termination Without Cause after a Change in Control ($)		Disability ($)	Death ($)
Cash:
Base Salary	575,000	(1)	—	575,000	(1)	—(2)	—
Bonus	460,000(1)		—	460,000(1)		—(3)	—(3)
Equity:(4)
Restricted Share Units(5)	500,000		—	489,187		489,187	489,187
Performance Share Units(6)	—			219,814		219,814	219,814
Benefits and Perquisites:(7)
Post-Termination Health Care	7,633		—	7,633		—	—
Supplemental Life Insurance(8)	—		—	—		—	2,000,000
Supplemental Disability Insurance(9)	—		—	—		2,492,667	—
Financial Planning	—		—	—		—	—
Car Allowance	—		—	—		—	—
Total:	1,542,633		—	1,751,634		3,201,668	2,709,001

(1)	Mr. Peterson is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

(2)	Mr. Peterson is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(3)	Pursuant to the terms of the Company’s AIP, Mr. Peterson is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. Peterson would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to death or disability.

(4)	Assumes a price per share of $3.96 on December 31, 2018.

(5)	Pursuant to the terms of his unemployment agreement, the unvested grant value of Mr. Peterson’s October 2016 equity award would be paid upon a termination without cause. All unvested equity awards held by Mr. Peterson will immediately vest upon disability or death, pursuant to the terms of the applicable award agreements.

(6)	All unvested PSU awards held by Mr. Peterson will forfeit upon a Termination with Cause without a change of control and vest at 50% (or actual, if greater) under the terms of the 2012 and 2017 PIP in the event of a change of control, disability or death.

(7)	Except as disclosed, Mr. Peterson receives the same benefits that are generally available to all salaried employees upon death or disability

(8)	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Peterson in excess of the amount generally available to all salaried employees.

(9)	Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Peterson in excess of the amount generally available to all salaried employees.

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RRD 2019 Notice of Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. O’Brien, the Company’s Executive Vice President and Chief Information Officer, would be entitled to the following:

	Termination Without Cause ($)		Termination With Cause ($)	Termination Without Cause after a Change in Control ($)		Disability ($)	Death ($)
Cash:
Base Salary	712,500	(1)	—	712,500	(1)	—(2)	—
Bonus	570,000	(1)	—	570,000	(1)	—(3)	—(3)
Equity:(4)
Restricted Share Units(5)	—		—	272,365		272,365	272,365
Performance Share Units(6)	—			96,622		96,622	96,622
Benefits and Perquisites:(8)
Post-Termination Health Care	7,637		—	7,637		—	—
Supplemental Life Insurance(8)	—		—	—		—	2,000,000
Supplemental Disability Insurance(9)	—		—	—		1,550,500	—
Financial Planning	—		—	—		—	—
Car Allowance	—		—	—		—	—
Total:	1,293,956		—	1,662,942		1,919,487	2,368,987

(1)	Mr. O’Brien is entitled to 1.5x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

(2)	Mr. O’Brien is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(3)

Pursuant to the terms of the Company’s AIP, Mr. O’Brien is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. O’Brien would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to death or disability.

(4)	Assumes a price per share of $3.96 on December 31, 2018.

(5)	All unvested equity awards held by Mr. O’Brien will immediately vest upon disability or death, pursuant to the terms of the applicable award agreements.

(6)

All unvested PSU awards held by Mr. O’Brien will forfeit upon a Termination with Cause without a change of control and vest at 50% (or actual, if greater) under the terms of the 2012 and 2017 PIP in the event of a change of control, disability or death.

(7)	Except as disclosed, Mr. O’Brien receives the same benefits that are generally available to all salaried employees upon death or disability

(8)	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. O’Brien in excess of the amount generally available to all salaried employees.

(9)

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. O’Brien in excess of the amount generally available to all salaried employees.

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RRD 2019 Notice of Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Pecaric, the Company’s President, RRD Business Services, would be entitled to the following:

	Termination Without Cause ($)		Termination With Cause ($)	Termination Without Cause after a Change in Control ($)		Disability ($)	Death ($)
Cash:
Base Salary	500,000	(1)	—	500,000	(1)	—(2)	—
Bonus	400,000	(1)	—	400,000	(1)	—(3)	—(3)
Equity: (4)
Restricted Share Units(5)	—		—	371,345		371,345	371,345
Performance Share Units(6)	—			154,872		154,872	154,872
Benefits and Perquisites:(7)
Post-Termination Health Care	7,633		—	7,633		—	—
Supplemental Life Insurance(8)	—		—	—		—	2,000,000
Supplemental Disability Insurance(9)	—		—	—		1,995,333	—
Financial Planning	—		—			—	—
Car Allowance	—		—			—	—
Total:	907,633		—	1,433,850		2,521,550	2,526,217

(1)	Mr. Pecaric is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

(2)	Mr. Pecaric is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(3)

Pursuant to the terms of the Company’s AIP, Mr. Pecaric is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. Pecaric would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to death or disability.

(4)	Assumes a price per share of $3.96 on December 31, 2018.

(5)	All unvested equity awards held by Mr. Pecaric will immediately vest upon disability or death, pursuant to the terms of the applicable award agreements.

(6)

All unvested PSU awards held by Mr. Pecaric will forfeit upon a Termination with Cause without a change of control and vest at 50% (or actual, if greater) under the terms of the 2012 and 2017 PIP in the event of a change of control, disability or death.

(7)	Except as disclosed, Mr. Pecaric receives the same benefits that are generally available to all salaried employees upon death or disability

(8)	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Pecaric in excess of the amount generally available to all salaried employees.

(9)

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Pecaric in excess of the amount generally available to all salaried employees.

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RRD 2019 Notice of Meeting and Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Mr. Ryan, the Company’s President, RRD marketing Solutions would be entitled to the following:

	Termination Without Cause ($)		Termination With Cause ($)	Termination Without Cause after a Change in Control ($)		Disability ($)	Death ($)
Cash:
Base Salary	550,000	(1)	—	550,000	(1)	—(2)	—
Bonus	440,000	(1)	—	440,000	(1)	—(3)	—(3)
Equity: (4)
Restricted Share Units(5)	—		—	252,973		252,973	252,973
Performance Share Units(6)	—			75,519		75,519	75,519
Benefits and Perquisites:(7)
Post-Termination Health Care	4,849		—	4,849		—	—
Supplemental Life Insurance(8)	—		—	—		—	2,000,000
Supplemental Disability Insurance(9)	—		—	—		2,512,000	—
Financial Planning	—		—	—		—	—
Car Allowance	—		—	—		—	—
Total:	994,849		—	1,323,341		2,840,492	2,328,492

(1)	Mr. Ryan is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

(2)	Mr. Ryan is entitled to the same 50% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

(3)	Pursuant to the terms of the Company’s AIP, Mr. Ryan is entitled to her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan. As Mr. Ryan would have been entitled to his annual bonus on December 31 pursuant to the terms of the AIP, the bonus is not reflected in this table for a termination due to death or disability.

(4)	Assumes a price per share of $3.96 on December 31, 2018.

(5)	All unvested equity awards held by Mr. Ryan will immediately vest upon disability or death, pursuant to the terms of the applicable award agreements.

(6)	All unvested PSU awards held by Mr. Ryan will forfeit upon a Termination with Cause without a change of control and vest at 50% (or actual, if greater) under the terms of the 2012 and 2017 PIP in the event of a change of control, disability or death.

(7)	Except as disclosed, Mr. Ryan receives the same benefits that are generally available to all salaried employees upon death or disability.

(8)	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Ryan in excess of the amount generally available to all salaried employees.

(9)	Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Ryan in excess of the amount generally available to all salaried employees.

45
RRD 2019 Notice of Meeting and Proxy Statement

In accordance with Item 402(u) of Regulation S-K, public companies are required to disclose the ratio of the median annual total compensation of all employees other than the CEO to the annual total compensation of the CEO. In accordance with this rule, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Daniel L. Knotts, our CEO. The SEC rule permits a company to identify its median employee only once every three years, unless there has been a change in its employee population or employee compensation arrangements that the company reasonably believes would result in a significant change in the pay ratio disclosure. There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. Therefore, we elected to use the same median employee we identified in 2017 for purposes of calculating the CEO pay ratio for 2018.

For the fiscal year ended December 31, 2018, the annual total compensation of our previously identified median employee was $26,034 and the annual total compensation of Mr. Knotts as set forth in the summary compensation table on page 22 of this proxy statement was $5,822,882. Based on this information, the ratio of the total annual compensation of Mr. Knotts to the median of the annual total compensation of all employees was estimated to be 223 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll and employment records and the methodologies described below.

To identify our median employee in 2017 we pulled base salary and hourly wages (including overtime) for each of our approximately 42,700 employees globally as of December 31, 2017. No cost-of-living adjustment was applied and we used an exchange rate based on the monthly average for December 2017 to convert salaries and wages to comparable US dollar amounts.

In accordance with SEC rules and interpretations, for purposes of this calculation, we excluded employees from the following countries based on the small number of employees in each such country: Costa Rica (27 employees), Czech Republic (294 employees), Grenada (6 employees), Guatemala (13 employees), Honduras (41 employees), Mexico (835 employees), Saint Lucia (7 employees), Sri Lanka (680 employees) and Trinidad and Tobago (20 employees).

This process resulted in a median group consisting of several employees and a representative employee was selected in accordance with SEC guidance. Our resulting median employee is located in Asia.

The SEC’s rules for identifying our median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions to reflect the employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio determined above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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RRD 2019 Notice of Meeting and Proxy Statement

DIRECTOR COMPENSATION PROGRAM

Pursuant to the Company’s director compensation program, each non-employee director receives an annual cash retainer of $105,000 and an annual equity retainer with a fair market value of $140,000. In addition, each director will also receive, as applicable, the following additional cash and equity retainers:

Cash:

—	$25,000, for serving as the chair of the Audit or HR Committees;
—	$20,000, for serving as chair of Corporate Responsibility & Governance Committee;
—	$75,000, for serving as chair of the Board.

Equity:

—	$75,000, for serving as the chair of the Board

Director RSUs vest ratably over the life of the grant with the opportunity to defer any tranche of vesting RSU until termination of service on the Board. In the event of termination of service on the Board prior to a vesting date, all RSUs will vest. Dividend equivalents on the awards are deferred (credited with interest quarterly at the same rate as five-year U.S. government bonds) and paid out in cash with the corresponding RSU.

Fair market value is defined as the closing price of the Company’s stock on the date of grant.

No changes were made to the director compensation program in 2018 from the prior year.

Pension

Under the Wallace Computer Services Directors Pension Plan, Mr. Pope will receive quarterly payments of $6,250 starting at the later of age 60 or termination of service on the Board and continuing until the balance in such director’s pension account has been paid out. As of December 31, 2018, Mr. Pope had a balance of $175,000. No other director will receive payments under this plan as the plan is frozen.

Mr. Pope also receives a benefit under the Moore Wallace Capital Accumulation Plan for Directors. Under this plan, Mr. Pope receives an annual payment of $5,331, continuing until age 80. No other director receives payments under this plan and the plan is frozen.

Benefits

Non-employee directors may also elect to participate in the Company’s medical benefit plans. Any director who so elects pays the full cost of participation as if such director were a retiree of the Company.

Stock Ownership Requirements

The Board has established stock ownership guidelines for all non-employee directors. These guidelines are designed to encourage the Board to have a meaningful equity ownership in the Company, thereby linking their interests with those of our stockholders. Pursuant to the stock ownership guideline, each non-employee director is expected to own and retain 50,000 shares of capital stock or equivalents in the Company within five years from the annual meeting at which he or she is elected to the Board. For those non-employee directors who do not meet the guideline, it is expected that progress will be made towards the goal on an annual basis. The Corporate Responsibility & Governance Committee monitors compliance with the guidelines and conducts a formal review on an annual basis.

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RRD 2019 Notice of Meeting and Proxy Statement

DIRECTOR COMPENSATION

2018 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Directors who are our employees receive no additional fee for service as a director. Non-employee directors receive compensation as described above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Irene M. Esteves	105,000	139,999	4,432	249,430
Susan M. Gianinno	125,000	139,999	7,463	272,462
Jeffrey G. Katz	—	—	12,032	12,032
Timothy R. McLevish	130,000	139,999	6,076	276,075
Jamie Moldafsky	105,000	139,999	6,076	251,075
P. Cody Phipps	130,000	139,999	6,076	276,075
John C. Pope	180,000	214,998	54,026	449,023

(1)

In accordance with the director compensation plan effective October 1, 2016, amounts in this column include an annual retainer of $105,000 plus $25,000 for serving as the chair of the Audit or HR Committees; $20,000 for serving as the chair of the Corporate Responsibility & Governance Committee; and $75,000 for serving as the chair of the Board.

(2)

The amounts shown in this column constitute restricted share units granted under the Company’s 2017 PIP awarded as payment of non-employee director annual retainer and fees for serving as chairperson of the Board or committees calculated as set forth above. The grant date fair value with respect to the restricted share units is determined in accordance with ASC Topic 718. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718.

(3)	Includes interest accrued on dividend equivalents on restricted share awards credited to each director’s account.

(4)

Includes $8,785.18 in dividends paid and interest accrued on amounts held in Mr. Pope’s director’s account under the Wallace Computer Services Inc. Director Retainer Fee Plan pursuant to which the director retainer fees were credited as shares of stock in Company maintained accounts, similar to phantom stock. Dividends paid and interest accrued on these shares are accrued and credited as additional shares on December 31 of each year. At year end, an additional purchase of shares was made with the dividends and interest earned in 2018. That purchase resulted in an additional 2,025 shares being purchased. As of December 31, 2018, Mr. Pope held a total of 21,196 shares of RRD common stock in the Wallace Computer Services Inc. Director Retainer Fee Plan. Mr. Pope’s amount also includes a $5,331 annual annuity payment payable to Mr. Pope under the Wallace Capital Accumulation Plan (the “CAP”), a frozen deferred compensation plan in which Mr. Pope participated while a director of Wallace Computer Services. The CAP provides for 15 annuity payments to be paid beginning at age 65.

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RRD 2019 Notice of Meeting and Proxy Statement

The Company has a written policy relating to approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the Corporate Responsibility & Governance Committee or (ii) if the Corporate Responsibility & Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, such disinterested members of the Board by a majority vote. Related persons include any of our directors or certain executive officers, certain of our stockholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the Corporate Responsibility & Governance Committee or such disinterested directors, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to, the size of the transaction and the amount payable to or receivable from a related person, the nature of the interest of the related person in the transaction, whether the transaction may involve a conflict of interest, and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, each executive officer of the Company is required to advise the Chair of the Corporate Responsibility & Governance Committee of any related person transaction of which he or she becomes aware.

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2018 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met.

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RRD 2019 Notice of Meeting and Proxy Statement

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2018. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301, Communication with Audit Committees, including its judgments as to the quality of the Company’s financial reporting. The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by applicable requirements of the PCAOB and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described on the next page.

During the course of the fiscal year ended December 31, 2018, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

The Audit Committee

Timothy R. McLevish, Chairman

Irene M. Esteves

John C. Pope

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RRD 2019 Notice of Meeting and Proxy Statement

FEES

Pre-Approval Policy

The Audit Committee has policies and procedures that require the approval by the Audit Committee of all services performed by, and as necessary, fees paid to the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount and individual dollar amount per engagement, certain permitted non-audit services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted non-audit service amounts exceed the thresholds established under the pre-approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee chairman has the authority to approve any services outside the specific pre-approved non-audit services and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted below were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described above.

Type of Fee	Fiscal 2018	Fiscal 2017
Audit Fees	$5,639,000	$5,968,000
Audit-Related Fees	$1,143,000	$—
Tax Fees	$73,000	$53,000
All Other Fees	$—	$—
Total	$6,855,000	$6,021,000

Audit Fees — Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the years ended December 31, 2018 and 2017. Audit Fees primarily include the audit of the Company’s annual financial statements included in the Company’s Forms 10-K and the review of the Company’s quarterly financial statements included in the Company’s Forms 10-Q. Lastly, Audit Fees include fees for AT101 attestation reports over IT controls during 2018 and 2017.

Audit-Related Fees — Total fees paid to Deloitte for audit-related services rendered during 2018 and 2017 were $1,143,000 and $0, respectively. Audit-related fees paid to Deloitte in 2018 primarily related to fees associated with an audit of carve-out financial statements for one of the Company’s subsidiaries and for due diligence assistance.

Tax Fees — Total fees paid to Deloitte for tax services rendered during 2018 and 2017 were $73,000 and $53,000, respectively, primarily related to international tax compliance.

All Other Fees — No other fees were paid to Deloitte for any other services rendered during 2018 and 2017.

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RRD 2019 Notice of Meeting and Proxy Statement

Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

Q:	Who can vote?
A:	You are entitled to one vote on each proposal for each share of the Company’s common stock that you own as of the close of business on the record date, March 29, 2019.

Q:	What is the difference between holding shares as a “stockholder of record” and a “street name” holder?
A:	If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are considered a “stockholder of record.” If your shares are held in a brokerage account or bank, you are considered a “street name” holder.

Q:	How do I vote if shares are registered in my name (as stockholder of record)?
A:	By Mail:
Sign, date and return the enclosed proxy card in the postage paid envelope provided. Your voting instructions must be received by May 15, 2019.
By Telephone or Internet:

Call the toll-free number listed on your proxy card, log on to the website listed on your proxy card or scan the QR code on your proxy card and follow the simple instructions provided.

The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

Voting by telephone and the Internet will be closed at 1:00 a.m. Chicago time on the date of the 2019 Annual Meeting.

Q:	How do I vote if my shares are held in “street name?”
A:

You should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

Proposals 1, 2 and 3 are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to any of these matters.

Proposal 4, the ratification of the appointment of the independent registered public accounting firm, is considered a routine matter, so there will not be any broker non-votes with respect to that proposal.

Q:	Can I vote my shares in person at the Annual Meeting?
A:

If you plan to attend the meeting and vote in person, your instructions depend on how your shares are held:

• Shares registered in your name — check the appropriate box on the enclosed proxy card and bring either the admission ticket attached to the proxy card or evidence of your stock ownership with you to the meeting.

• Shares registered in the name of your broker or other nominee — ask your broker to provide you with a broker’s proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker with you to the meeting.

Remember that attendance at the meeting will be limited to stockholders as of the record date with an admission ticket or evidence of their share ownership and guests of the Company.

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RRD 2019 Notice of Meeting and Proxy Statement

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

Q:	Can I revoke my proxy or change my vote after I have voted?
A:	If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

• By delivering a written notice of revocation to the Secretary of the Company;

• By executing and delivering another proxy that bears a later date;

• By voting by telephone at a later time;

• By voting over the Internet at a later time; or

• By voting in person at the meeting.

If your shares are held in street name, you must contact your broker to revoke your proxy.

Q:	How are votes counted?
A:	In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the 2019 Annual Meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q:	What are my options when voting for directors?
A:	When voting to elect directors, you have three options:

Vote FOR a nominee;

Vote AGAINST a nominee; or

ABSTAIN from voting on a nominee.

In the election of directors, each nominee will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee. Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.

Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Q:	What are my options when voting on the other proposals?
A:	When voting on the other proposals, you have three options:

Vote FOR a given proposal;

Vote AGAINST a given proposal; or

ABSTAIN from voting on a given proposal.

Each of these matters requires the affirmative vote of a majority of the shares present, or represented by proxy, at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on a proposal, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal, but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the Proposal.

Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on any of proposals 1, 2 and 3.

Q:	How will my shares be voted if I sign and return my proxy card with no votes marked?
A:	If you sign and return your proxy card with no votes marked, your shares will be voted as follows:

	•	FOR the election of all nominees for director identified in this proxy statement;

	•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

	•	FOR the approval of the Amended and Restated 2017 Performance Incentive Plan; and

	•	FOR the ratification of the Company’s independent registered public accounting firm.

Q:	How are proxies solicited and what is the cost?
A:	The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to stockholders, and reimburses them for their expenses. However, the Company does not reimburse its own employees for soliciting proxies. The Company has hired Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to help solicit proxies, and has agreed to pay it $8,000 plus out-of-pocket expenses for this service. All costs of this solicitation will be borne by the Company.

Q:	How many shares of stock were outstanding on the record date?
A:	As of the record date, there were 70,828,621 shares of common stock outstanding. This does not include 18,169,358 shares held in the Company’s treasury. Each outstanding share is entitled to one vote on each proposal.

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RRD 2019 Notice of Meeting and Proxy Statement

]

Any proposals that stockholders wish to present at the 2020 Annual Meeting must be received by December 10, 2019 in order to be considered for inclusion in the Company’s proxy materials. The 2020 Annual Meeting is currently scheduled to be held on May 14, 2020.

A stockholder wishing to nominate a candidate for election to the Board, or make a proposal at the 2020 Annual Meeting that will not be considered for inclusion in the Company’s proxy materials, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 60 and 90 days before May 16, 2020 (i.e. between February 16, 2020 and March 17, 2020). If the 2020 Annual Meeting is scheduled on a date that is more than 30 days prior to or after May 16, 2020, stockholders are allowed to submit a notice or nomination proposal before the later of the date 60 days prior to the meeting date or the tenth day after the meeting date is announced.

A nomination or proposal that does not supply the required information about the nominee or proposal and the stockholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to: Secretary, R. R. Donnelley & Sons Company, 35 West Wacker Drive, 36th Floor, Chicago, Illinois 60601.

The Company’s management does not currently intend to bring any proposals to the 2019 Annual Meeting other than the election of directors, the advisory vote to approve executive compensation, the vote to approve the Amended and Restated 2017 Performance Incentive Plan and the ratification of the auditors and does not expect any stockholder proposals. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By Order of the Board of Directors

Deborah L. Steiner, Corporate Secretary and General Counsel

Chicago, Illinois, April 8, 2019

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RRD 2019 Notice of Meeting and Proxy Statement

APPENDIX A: Reconciliation of Non-GAAP Financial Measures

R. R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Net (Loss) Earnings Attributable to Common Stockholders Per Diluted Share

For the Twelve Months Ended December 31, 2018

(UNAUDITED)

For the Twelve Months Ended December 31, 2018
GAAP basis measure	$(0.16)
Non-GAAP adjustments:
Restructuring, impairment and other-net(1)	0.47
Loss on debt extinguishments(2)	0.45
Net gain on investments(3)	—
Gain on disposal of businesses(4)	(0.07)
Tax expense related to the enactment of the Tax Cuts and Jobs Act(5)	0.08
Income tax adjustment(6)	(0.09)
All other(7)	0.02
Total Non-GAAP adjustments	0.86
Non-GAAP measure	$0.70

(1)	Restructuring, impairment and other—net: charges incurred during the twelve months ended December 31, 2018 included pre-tax charges for lease termination and other restructuring charges; employee termination costs; and impairment and other charges, including MEPP withdrawal obligations.

(2)	Loss on debt extinguishments: related to premiums paid in connection with tenders, unamortized debt issuance costs and other expenses associated with the tender offer during the twelve months ended December 31, 2018.

(3)	Net gain on investments: included a pre-tax gain resulting from the sale of certain of our affordable housing investments during the twelve months ended December 31, 2018.

(4)	Gain on disposal of businesses: primarily included a gain on the sale of the Print Logistics business within the Business Services segment during the twelve months ended December 31, 2018.

(5)	Tax expense related to the enactment of the Tax Cuts and Jobs Act: the twelve months ended December 31, 2018 included an increase to adjust the provisional one-time transition tax recorded at December 31, 2017 and an expense related to the reduced corporate income tax rate.

(6)	Income tax adjustment: related to adjustments to deferred taxes.

(7)	All other: primarily included non-cash pension settlement charges during the twelve months ended December 31, 2018.

Reconciliation of GAAP to Non-GAAP Income from Operations

For the Twelve Months Ended December 31, 2018

(UNAUDITED)

(in millions)

For the Twelve Months Ended December 31, 2018
GAAP basis measure	$208.6
Non-GAAP adjustments:
Restructuring, impairment and other-net (1)	38.8
Gain on disposal of businesses (2)	(3.7)
All other (3)	0.1
Total Non-GAAP adjustments	35.2
Non-GAAP measure	$243.8

(1)	Restructuring, impairment and other—net: charges incurred during the twelve months ended December 31, 2018 included pre-tax charges of $16.6 million for lease termination and other restructuring charges; $12.9 million for employee termination costs; and $9.3 million for impairment and other charges, including MEPP withdrawal obligations.

(2)	Gain on disposal of businesses: primarily included a gain on the sale of the Print Logistics business within the Business Services segment during the twelve months ended December 31, 2018.

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RRD 2019 Notice of Meeting and Proxy Statement

(3)	All other: primarily included $1.9 million of non-cash pension settlement charges during the twelve months ended December 31, 2018.

Reconciliation of Reported to Organic Net Sales

For the Twelve Months Ended December 31, 2018

(UNAUDITED)

	Business Services	Marketing Solutions	Consolidated
Reported net sales change	(2.5%)	0.4%	(2.0%)
Less:
Year-over-year impact of changes in foreign currency rates	0.2%	—	0.2%
Year-over-year impact of dispositions (1)	(3.9%)	—	(3.3%)
Net organic sales change	1.2%	0.4%	1.1%

(1)	Adjusted for net sales of our Print Logistics business, disposed in the third quarter of 2018.

Reconciliation of Total Debt to Net Debt

As of December 31, 2018 and December 31, 2017

(UNAUDITED)

(in millions, except percentages)

	12/31/2018	12/31/2017	% Change
Reported total debt	$2,091.5	$2,109.7	(0.9%)
Less:
Cash and cash equivalents	370.6	273.4	35.6%
Net debt	$1,720.9	$1,836.3	(6.3%)

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RRD 2019 Notice of Meeting and Proxy Statement

APPENDIX B: R. R. Donnelley & Sons Company

Amended and Restated 2017 Performance Incentive Plan

(As Adopted by the Board of Directors on April 4, 2019)

I. General

1.

Plan. To provide incentives to officers, other employees and other persons providing services to R.R. Donnelley & Sons Company (the “Company”) through rewards based upon the ownership or performance of the common stock, par value $0.01 per share, of the Company (“common stock”) or other performance measures, the Committee hereinafter designated may grant cash or bonus awards, stock options, stock appreciation rights (“SARs”), restricted stock, stock units or combinations thereof, to eligible participants, on the terms and subject to the conditions stated in this 2017 Performance Incentive Plan (the “Plan”). In addition, to provide incentives to members of the Board of Directors (the “Board”) who are not employees of the Company (“non-employee directors”), such non-employee directors are eligible to receive awards as set forth in Article V of the Plan. For purposes of the Plan, references to employment by or service to the Company also means employment by or service to a direct or indirect majority-owned subsidiary of the Company and employment by or service to any other entity designated by the Board or the Committee in which the Company has a direct or indirect equity interest. Capitalized terms not defined herein shall have the meanings specified in the applicable award agreement.

2.

Eligibility. Officers and other employees of, and other persons providing services to the Company (“participants”) shall be eligible, upon selection by the Committee, to receive cash or bonus awards, stock options, SARs, restricted stock and stock units, either singly or in combination, as the Committee, in its discretion, shall determine. In addition, non-employee directors shall receive awards on the terms and subject to the conditions stated in the Plan.

3.

Limitation on Shares to be Issued. Subject to adjustment as provided in Section 5 of this Article I, 7,300,000 shares of common stock shall be available under the Plan, reduced by the aggregate number of shares of common stock which are issued or delivered pursuant to outstanding bonus awards, stock options, SARs which are not granted in tandem with or by reference to a stock option (“free-standing SARs”), restricted stock awards and stock unit awards. Shares subject to a grant or award under the Plan which are not issued or delivered, by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award or the settlement of the grant or award in cash shall again be available for future grants and awards under the Plan; provided, however, that for purposes of this sentence, stock options and SARs granted in tandem with or by reference to a stock option granted prior to the grant of such SARs (“tandem SARs”) shall be treated as one grant. Shares tendered or withheld upon exercise of an option, vesting of restricted stock or stock units, settlement of an SAR or upon any other event to pay exercise price or tax withholding, or shares purchased by the Company using the proceeds of the exercise a stock option, shall not be available for future issuance under the Plan. In addition, upon exercise of an SAR, the total number of shares remaining available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised.

No new grants shall be made under any equity plan of the Company that was in effect as of the date immediately prior to the date of the initial stockholder approval of the Plan (the “Existing Company Plans”) and all such Existing Company Plans have been terminated, provided, however, that such termination has had and shall have no effect on any outstanding awards granted under any Existing Company Plan.

Shares of common stock to be issued may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

4.

Administration of the Plan. The Plan shall be administered by a Committee designated by the Board (the “Committee”), provided that the Board may designate a separate committee, also meeting the requirements set forth in the following sentence, to administer Article V hereof. Each member of the Committee shall be a director that the Board has determined to be (i) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) “independent” within the meaning of the rules of the principal stock exchange on which the common stock is traded. The Committee shall, subject to the terms of the Plan, select eligible participants for grants and awards; determine the form of each grant and award, either as cash, bonus awards, stock options, SARs, restricted stock awards, stock unit awards or a combination thereof; and determine the number of shares or units subject to the grant or award, the fair market value of the common stock or units when necessary, the timing and conditions of vesting, exercise or settlement, whether dividends or dividend equivalents accrue under any award, and all other terms and conditions of each grant and award, including, without limitation, the form of instrument evidencing the grant or award. Notwithstanding the foregoing, all stock option awards, SARs, restricted stock awards, stock unit awards, awards granted pursuant to Article V and any other equity awards granted under the Plan shall have a minimum vesting period of at least one year from the date of grant; provided, however, that the Committee may provide for early vesting upon the death, permanent and total disability, retirement or involuntary termination of service of the award recipient. Notwithstanding the foregoing, up to 5% of the shares available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 4 of Article I. The Committee may establish rules and regulations for the administration of the Plan, interpret the Plan, and impose, incidental to a grant or award, conditions with respect to competitive employment or other activities not inconsistent with the Plan. All such rules, regulations, interpretations and conditions shall be conclusive and binding on all parties.

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RRD 2019 Notice of Meeting and Proxy Statement

Notwithstanding anything in this Plan to the contrary, the Committee will not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5 of this Article I.

Each grant and award shall be evidenced by a written instrument and no grant or award shall be valid until an agreement is executed by the Company and such grant or award shall be effective as of the effective date set forth in the agreement. The Committee may delegate some or all of its power and authority hereunder to the chief executive officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) an officer or other person subject to Section 16 of the Exchange Act or (B) a person who is not an employee of the Company or (ii) decisions concerning the time, pricing or amount of a grant or award to a participant, officer or other person described in clause (i) above. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (x) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (y) acts approved in writing by all of the members of the Committee without a meeting.

Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

5.

Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event affecting the Company or its common stock, or any distribution to holders of the Company’s common stock other than a regular cash dividend, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) available under the Plan, the specific share limitations otherwise set forth in the Plan, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) subject to each outstanding bonus award, the number, class and kind of securities (including, for this purpose, securities of any other entity that is a party to such transaction) subject to each outstanding stock option, the base price per security and the terms of each outstanding SAR and the performance conditions applicable to any award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options and SARs without an increase in the aggregate purchase price or base price. For purposes of the Plan, the fair market value of the common stock on a specified date shall be the closing market price of the common stock on such date, or, if no such trading in the common stock occurred on such date, then on the next preceding date when such trading occurred, or as otherwise determined by the Committee.

6.

Effective Date and Term of Plan. The Plan, as amended and restated as set forth herein, shall be submitted to the stockholders of the Company for approval at the next meeting of stockholders held following the Board’s adoption of the amended and restated Plan and, if approved, shall become effective on the date of such stockholder approval. If the stockholders of the Company do not approve the amendment and restatement of the Plan, as set forth herein, then the Plan shall continue to operate in accordance with its terms as in effect prior to such amendment and restatement. The Plan shall terminate on the date on which shares are no longer available for grants or awards under the Plan, unless terminated prior thereto by action of the Board; provided, however that if the Plan itself has not previously terminated, Section 1 of Article V shall terminate on the date that is ten years from the date of stockholder approval of the amended and restated Plan. No further grants or awards shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants or awards made prior to termination. Each award granted under the Plan or subject to a written binding contract on or before November 2, 2017 and not materially modified after such date (each such award, a “Grandfathered Award”) shall be subject to the terms of the Plan as in effect as of the date on which such award was granted, and it is intended that each such Grandfathered Award continue to be subject to Section 162(m) of the Code as in effect prior to the enactment of the Tax Cuts and Jobs Act.

7.

Amendments. The Plan may be amended or terminated by the Board in any respect except that no amendment may be made without stockholder approval if stockholder approval is required by applicable law, rule or regulation, or such amendment would increase (subject to Section 5 of this Article I) the number of shares available under the Plan or would amend the prohibition on repricing of awards set forth in Section 4 of this Article I or otherwise permit the repricing of awards granted hereunder. No amendment may impair the rights of a holder of an outstanding grant or award without the consent of such holder.

8.

Indemnification. No member of the Committee or any person to whom the Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made with respect to the Plan or any award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company against and from:

(a)

any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any award agreement, in each case, in good faith and

(b)

any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.

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RRD 2019 Notice of Meeting and Proxy Statement

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s articles of incorporation or bylaws, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

II. Bonus Awards

1.

Form of Award. Bonus awards, whether performance awards or fixed awards, may be made to eligible participants in the form of (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) stock units, each of which is the economic equivalent of a share of common stock but for the power to vote and, if the Committee so determines, in its sole discretion, the entitlement to an amount equal to dividends or other distributions otherwise payable on a like number of shares of common stock, (iii) shares of common stock issued to the participant but forfeitable and with restrictions on transfer in any form as hereinafter provided or (iv) any combination of the foregoing.

2.

Performance Awards. (a) Awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with such actual amount, percentage or number to be determined by reference to the level of achievement of corporate, sector, business unit, division, individual or other specific performance goals over a performance period of not less than one nor more than ten years, as determined by the Committee.

(a)

Performance awards will be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee. At the time the performance goals are established, the Committee will prescribe a formula to determine the amount of the performance award that may be payable based upon the level of attainment of the performance goals during the performance period.

(b)

Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable performance goals, including the corporate financial target under the Company’s Annual Incentive Plan, have been met with respect to a given grantee and, if they have, will so certify or approve in writing and ascertain the amount of the applicable performance award. No Grandfathered Award will be paid for such performance period until written certification is made by the Committee. The amount of the performance award actually paid to a given grantee may be less (but not more) than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the performance award determined by the Committee for a performance period will be paid to the grantee at such time as determined by the Committee in its sole discretion after the end of such performance period.

(c)

In no event shall any participant receive a payment with respect to any Grandfathered Award if the minimum threshold performance goals requirement applicable to the payment is not achieved during the performance period.

(d)

If the Committee desires that compensation payable pursuant to Grandfathered Awards be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, then with respect to such performance awards, for any calendar year (i) the maximum compensation payable pursuant to any such Grandfathered Awards granted during such year, to the extent payment thereunder is determined by reference to shares of common stock (or the fair market value thereof), shall not exceed 900,000 shares of common stock (or the fair market value thereof), subject to adjustment as set forth in Section 5 of Article I, and (ii) the maximum compensation payable pursuant to any such Grandfathered Awards granted during such year, to the extent payment is not determined by reference to shares of common stock, shall not exceed $9,000,000. The limits set forth in this Section 2(d) of Article II shall be proportionately increased for performance periods that are longer than 12 months.

(e)

The Committee may provide in any agreement evidencing a performance award under the Plan that the Committee shall retain sole discretion to reduce or, except for Grandfathered Awards, increase the amount of or eliminate any payment otherwise payable to a participant with respect to any performance award. If so provided in any agreement evidencing a performance award, the Committee may exercise such discretion by establishing conditions for payments in addition to the performance goals, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

(f)

For purposes of the Plan, “performance goals” means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant’s receipt of all or a part of a performance-based award under the Plan. The performance goals shall be tied to one or more of the following business criteria, determined with respect to the Company or the applicable sector, business unit or division: net sales; cost of sales; gross profit; earnings from operations; earnings before interest, taxes, depreciation and amortization; earnings before income taxes; earnings before interest and taxes; cash flow measures; return on equity; return on assets; return on net assets employed; return on capital; working capital; leverage ratio; stock price measures; enterprise value; safety measures; net income per common share (basic or diluted); EVA™ (Economic Value Added, which represents the cash operating earnings of the Company after deducting a charge for capital employed); cost reduction objectives or, in the case of awards not intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, any other similar criteria established by the Plan Committee for the applicable performance period. The Committee may amend or adjust the performance goals or other terms or conditions of an outstanding award in recognition of unusual, nonrecurring or infrequently occurring events. If the Committee desires that compensation payable pursuant to any Grandfathered Award subject to performance goals be “qualified performance-based compensation”

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within the meaning of Section 162(m) of the Code, the performance goals (i) shall be established by the Committee no later than 90 days after the beginning of the applicable performance period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard.

3.

Fixed Awards. Awards may be made which are not contingent on the achievement of specific objectives, but are contingent on the participant’s continuing in the Company’s employ for a period specified in the award.

4.

Rights with Respect to Restricted Shares. If shares of restricted common stock are subject to an award, the participant shall have the right, unless and until such award is forfeited or unless otherwise determined by the Committee at the time of grant, to vote the shares and to receive dividends thereon from the date of grant and the right to participate in any capital adjustment applicable to all holders of common stock; provided, however, that (i) distributions with respect to shares of common stock and (ii) regular cash dividends with respect to shares of restricted common stock, in each case, whether subject to time-based or performance-based vesting conditions, shall be deposited with the Company and shall be subject to the same restrictions as the shares of restricted common stock with respect to which any such distribution or dividend was made.

During the restriction period, the shares subject to a restricted stock award shall be held in book entry form, with the restrictions, terms and conditions duly noted. Upon termination of any applicable restriction period, including, if applicable, the satisfaction or achievement of applicable objectives, and subject to the Company’s right to require payment of any taxes, the requisite number of shares of common stock shall be delivered to the holder of such award.

5.

Rights with Respect to Stock Units. If stock units are credited to a participant pursuant to an award, then, except as otherwise provided by the Committee in its sole discretion, amounts equal to dividends and other distributions otherwise payable on a like number of shares of common stock after the crediting of the units (unless the record date for such dividends or other distributions precedes the date of grant of such award) shall be credited to a notional account for the participant and shall be subject to the same vesting conditions as the related stock unit award and interest may be credited on the account at a rate determined by the Committee. The Committee may grant awards of stock units in such amounts and subject to such terms and conditions as the Committee may determine. A grantee of a stock unit will have only the rights of a general unsecured creditor of the Company, until delivery of shares, cash or other securities or property is made as specified in the applicable award agreement. On the delivery date specified in the award agreement, the grantee of each stock unit not previously forfeited or terminated will receive one share of common stock, cash or other securities or property equal in value to a share of common stock or a combination thereof, as specified by the Committee in the applicable award agreement.

6.

Events Upon Vesting. At the time of vesting of an award made pursuant to this Article II, (i) the award (and any dividend equivalents, other distributions and interest which have been credited), if in units, shall be paid to the participant either in shares of common stock equal to the number of units, in cash equal to the fair market value of such shares, or in such combination thereof as the Committee shall determine, (ii) the award, if a cash bonus award, shall be paid to the participant either in cash, or in shares of common stock with a then fair market value equal to the amount of such award, or in such combination thereof as the Committee shall determine and (iii) shares of restricted common stock issued pursuant to an award shall be released from the restrictions.

III. Stock Options

1.

Options for Eligible Participants. Options to purchase shares of common stock may be granted to such eligible participants as may be selected by the Committee. These options may, but need not, constitute “incentive stock options” under Section 422 of the Code. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of common stock with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall not constitute incentive stock options. No incentive stock options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the effective date of the Plan.

2.

Number of Shares and Purchase Price. The number of shares of common stock subject to an option and the purchase price per share of common stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of common stock shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option; provided, further, that if an incentive stock option shall be granted to any person who, on the date of grant of such option, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a “Ten Percent Holder”), the purchase price per share of common stock shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.

3.

Exercise of Options. The period during which options granted hereunder may be exercised shall be determined by the Committee; provided, however, that no stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercisable more than five years after its date of grant. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of common stock.

An option may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole shares of common stock to be purchased and accompanied by payment therefor in full (or

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arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) in previously owned whole shares of common stock (for which the optionee has good title free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (E) to the extent expressly authorized by the Committee, via a cashless exercise arrangement with the Company or (F) a combination of (A) and (B), (ii) if applicable, by surrendering to the Company any SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have the sole discretion to disapprove of an election pursuant to clause (B), (C) or (D). Any fraction of a share of common stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of common stock shall be delivered until the full purchase price therefor has been paid.

4.	No Dividend Equivalent Rights. No dividend equivalents shall be paid or shall accrue with respect to any shares of common stock subject to an option.

IV. Stock Appreciation Rights

1.

Grants. Free-standing SARs entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock from the date of grant to the date of exercise of such SARs, or in the case of tandem SARs, from the date of grant of the related stock option to the date of exercise of such tandem SARs, may be granted to such participants as may be selected by the Committee. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. Tandem SARs shall be automatically canceled upon exercise of the related stock option.

2.

Number of SARs and Base Price. The number of SARs subject to a grant shall be determined by the Committee. Any tandem SAR related to an incentive stock option shall be granted at the same time that such incentive stock option is granted. The base price of a tandem SAR shall be the purchase price per share of common stock of the related option. The base price of a free-standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the fair market value of a share of common stock on the date of grant of such SAR.

3.

Exercise of SARs. The agreement relating to a grant of SARs may specify whether such grant shall be settled in shares of common stock (including restricted shares of common stock) or cash or a combination thereof. Upon exercise of an SAR, the grantee shall be paid the excess of the then fair market value of the number of shares of common stock to which the SAR relates over the base price of the SAR. Such excess shall be paid in cash or in shares of common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine. The period during which SARs granted hereunder may be exercised shall be determined by the Committee; provided, however, no SAR shall be exercised later than ten years after the date of its grant; and provided, further, that no tandem SAR shall be exercised if the related option has expired or has been canceled or forfeited or has otherwise terminated. The Committee may, in its discretion, establish performance measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non- cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a tandem SAR, only with respect to whole shares of common stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for restricted shares of common stock, the restricted shares shall be issued in accordance with Section 4 of Article II and the holder of such restricted shares shall have such rights of a stockholder of the Company as determined pursuant to such Section. Prior to the exercise of an SAR for shares of common stock, including restricted shares, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of common stock subject to such SAR.

A tandem SAR may be exercised (i) by giving written notice to the Company (or following other procedures designated by the Company) specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of such SAR and (iii) by executing such documents as the Company may reasonably request. A free-standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

4.	No Dividend Equivalent Rights. No dividend equivalents shall be paid or shall accrue with respect to any shares of common stock subject to a SAR.

V. Awards to Non-Employee Directors

1.

Annual Grants to Non-Employee Directors. On the date of the Company’s 2017 annual meeting of stockholders, and on the date of each subsequent annual meeting prior to the termination of this Section 1 of Article V, the Company shall make an award under the Plan to each individual who is, immediately following such annual meeting, a non-employee director. Awards granted pursuant to this Section 1 of Article V shall be in the form of stock options, restricted stock, stock units or SARs. The form of such awards, and the number of shares subject to each such award, shall be determined by a committee meeting the requirements for the Committee described above in Section 4 of Article I in the exercise of its sole discretion.

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2.

Limits on Compensation to Non-Employee Directors. No non-employee director of the Company may be granted (in any calendar year) compensation with a value in excess of $1,000,000, with the value of any equity-based awards based on the accounting grant date value of such award.

VI. Other

1.

Non-Transferability of Awards. No award granted under the Plan shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) to the extent expressly permitted in the agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case without consideration. Each option or SAR may be exercised during the participant’s lifetime only by the participant or the participant’s guardian, legal representative or similar person or the permitted transferee of the participant. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

2.

Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of common stock or the payment of any cash pursuant to a grant or award hereunder, payment by the holder thereof of any federal, state, local or other taxes which may be required to be withheld or paid in connection therewith. An agreement may provide that (i) the Company shall withhold whole shares of common stock which would otherwise be delivered to a holder, having an aggregate fair market value determined as of the date the obligation to withhold or pay taxes arises in connection therewith (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of common stock (which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate fair market value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of common stock which would otherwise be delivered having an aggregate fair market value determined as of the Tax Date or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such liability, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election involving clause (B), (C) or (D). An agreement relating to a grant or award hereunder may not provide for shares of common stock to be withheld having an aggregate fair market value in excess of the amount determined by applying the maximum individual statutory tax rate in the employee’s applicable jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, in the judgment of the Committee, to avoid adverse accounting consequences or for administrative convenience. Any fraction of a share of common stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3.

Acceleration Upon Change in Control. If while (i) any performance award or fixed award granted under Article II is outstanding, (ii) any stock option granted under Article III of the Plan or SAR granted under Article IV of the Plan is outstanding or (iii) any award made to non-employee directors pursuant to Article V (“nonemployee director awards”) is outstanding:

(a)

any “person,” as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof (but not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) (hereinafter a “Person”) is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b)

during any period of two (2) consecutive years beginning on the date that stockholders approve the Plan, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Company to effect a transaction described in Clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)

a merger or consolidation of the Company with any other corporation (hereinafter, a “Corporate Transaction”) is consummated, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

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(d)	the stockholders of the Company approve a plan of complete liquidation of the Company or

(e)	the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets,

(any of such events being hereinafter referred to as a “Change in Control”), then unless the Committee determines otherwise or as otherwise provided in the applicable award agreement, if a grantee’s Employment is terminated by the Company or any successor entity thereto without Cause, or the grantee resigns his or her Employment for Good Reason, in either case, on or within two (2) years after a Change in Control, (i) each award granted to such grantee prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (ii) subject to Section 4 of this Article VI, any shares deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such grantee’s termination of Employment. As of the Change in Control date, any outstanding performance awards shall be deemed earned at the greater of the target level and the actual performance level at the date of the Change in Control with respect to all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period. In connection with such Change in Control, the Board (as constituted prior to the Change in Control) may, in its discretion:

(i)

require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of common stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Committee in accordance with Section 5 of Article I; and/or

(ii)

require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (a) a cash payment in an amount equal to (1) in the case of an option or an SAR, the number of shares of common stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the fair market value of a share of common stock as of the date of the Change in Control, over the exercise price or base price per share of common stock subject to such option or SAR, (2) in the case of a restricted stock award, stock unit award or bonus award denominated in shares of common stock, the number of shares of common stock then subject to the portion of such award surrendered, multiplied by the fair market value of a share of common stock as of the date of the Change in Control, and (3) in the case of a bonus award denominated in cash, the value of the bonus award then subject to the portion of such award surrendered; (b) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (a) above; or (c) a combination of the payment of cash pursuant to clause (a) above and the issuance of shares pursuant to clause (b) above.

4.

Section 409A. All awards made under the Plan that constitute “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any award or award agreement with respect to an award, the Plan will govern. Without limiting the generality of this Section, with respect to any award made under the Plan that constitutes “deferred compensation” subject to Section 409A:

(a)	any payment due upon a grantee’s termination of employment will be paid only upon such grantee’s separation from service from the Company within the meaning of Section 409A;

(b)

Any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;

(c)

any payment to be made with respect to such award in connection with the grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A;

(d)

to the extent necessary to comply with Section 409A, any other securities, other awards or other property that the Company may deliver in lieu of shares in respect of an award will not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(e)

with respect to any required consent under an applicable award agreement, if such consent has not been effected or obtained as of the latest date provided by such award agreement for payment in respect of such award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(f)

if the award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;

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(g)

if the award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the award; and

(h)

for purposes of determining whether the grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

5.

Restrictions on Shares. Each grant and award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of common stock subject thereto upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.

6.

No Right of Participation or Employment. No person (other than non-employee directors to the extent provided in Article V) shall have any right to participate in the Plan. Neither the Plan nor any grant or award made hereunder shall confer upon any person any right to employment or continued employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

7.

Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of common stock or other equity security of the Company which is subject to a grant or award hereunder unless and until such person becomes a stockholder of record with respect to such shares of common stock or equity security.

8.

Awards Subject to Clawback. The awards and any cash payment or securities delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

9.

Nonassignability; No Hedging. Unless otherwise provided in an award agreement, no award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged in violation of the Company policy on hedging, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such awards (and any rights thereunder) will be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a grantee to transfer any award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section or Company policy will be null and void and any award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the award agreements will be binding upon any permitted successors and assigns.

10.

Right of Offset. The Company will have the right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any award agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares (or other property or cash) under the Plan or any award agreement if such offset could subject the grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding award.

11.

Governing Law. The Plan, each grant and award hereunder and the related agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

12.

Foreign Participants. Notwithstanding any provision of the Plan to the contrary the Committee may, with a view to both promoting achievement of the purposes of the Plan and complying with (i) provisions of laws in countries outside the United States in which the Company or its subsidiaries operate or have employees and (ii) the rules of any foreign stock exchange upon which the common stock may be listed, determine which persons outside the United States shall be eligible to participate in the Plan on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or advisable and, to that end, the Committee may establish sub-plans, modified option exercise procedures and other terms and procedures.

13.

Insider Limits. Notwithstanding any other provision of the Plan, (i) the maximum number of shares of common stock which may be reserved for issuance to insiders (as defined in the Ontario Securities Act) under the Plan, together with any other previously established or proposed incentive plan, shall not exceed 10% of the outstanding shares of common stock, (ii) the maximum number of

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RRD 2019 Notice of Meeting and Proxy Statement

shares of common stock which may be issued to insiders under the Plan, together with any other previously established or proposed incentive plan, within any one year period shall not exceed 10% of the outstanding shares of common stock, and (iii) the maximum number of shares of common stock which may be issued to any one insider and his or her associates under the Plan, together with any other previously established or proposed incentive plan, within a one-year period, shall not exceed 5% of the outstanding shares of common stock.

14.	Waiver of Jury Trial. Each grantee waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

15.

Waiver of Claims. Each grantee of an award recognizes and agrees that before being selected by the Committee to receive an award the grantee has no right to any benefits under the Plan. Accordingly, in consideration of the grantee’s receipt of any award hereunder, the grantee expressly waives any right to contest the amount of any award, the terms of any award agreement, any determination, action or omission hereunder or under any award agreement by the Committee, the Company or the Board, or any amendment to the Plan or any award agreement (other than an amendment to the Plan or an award agreement to which his or her consent is expressly required by the express terms of an award agreement). Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any grantee. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

16.

Severability; Entire Agreement. If any of the provisions of the Plan or any award agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any award agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

17.

No Liability With Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a grantee on account of an award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

18.

No Third-Party Beneficiaries. Except as expressly provided in an award Agreement, neither the Plan nor any award agreement will confer on any person other than the Company and the grantee of any award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 8 of Article I will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

19.

Successors and Assigns of the Company. The terms of the Plan will be binding upon and inure to the benefit of the Company and any successor entity, including as contemplated by Section 3 of Article VI.

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RRD 2019 Notice of Meeting and Proxy Statement

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Paper from responsible sources
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© 2017 R. R. Donnelley & Sons Company, all rights reserved.
RR Donnelley® and RRD are registered trademarks of R. R. Donnelley & Sons Company.
35 West Wacker Drive, Chicago, IL 60601

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, Central Time, on May 16, 2019 (except as otherwise sat forth in this Proxy).

Online
Go to www.investorvote.com/RRD or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Irene M. Esteves	☐	☐	☐	02 - Susan M. Gianinno	☐	☐	☐	03 - Daniel L. Knotts	☐	☐	☐

04 - Timothy R. McLevish	☐	☐	☐	05 - Jamie Moldafsky	☐	☐	☐	06 - P. Cody Phipps	☐	☐	☐

07 - John C. Pope	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐	3. To Approve the Amended and Restated 2017 Performance Incentive Plan	☐	☐	☐

4. Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

R. R. Donnelley & Sons Company

2019 Annual Meeting of Stockholders

Thursday, May 16, 2019 at 11:00 a.m. (Central Time)

Hotel Arista

2139 City Gate Lane

Naperville, Illinois 60563

Upon arrival, please present this admission ticket and photo identification at the registration desk.

This ticket admits the named stockholder(s). Photocopies will not be accepted.

You may be asked for identification at the time of admission.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – R.R. Donnelley & Sons Company	+

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 16, 2019

The undersigned hereby appoints Terry D. Peterson and Deborah L. Steiner, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of R. R. Donnelley & Sons Company to be held on May 16, 2019, at 11:00 a.m., Central time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Please indicate your vote with respect to the election of Directors and the other proposals on the reverse. Nominees for Directors are: (01) Irene M. Esteves, (02) Susan M. Gianinno, (03) Daniel L. Knotts, (04) Timothy R. McLevish, (05) Jamie Moldafsky, (06) P. Cody Phipps and (07) John C. Pope.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the listed nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment thereof.

This card also provides voting instructions for shares held in the Dividend Reinvestment Plan.

Your vote is important! Please sign and date and return promptly in the enclosed postage-paid envelope.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

⬛	+